Exhibit (a)(1)(A)

SYCAMORE NETWORKS, INC.

OFFER TO EXCHANGE

ELIGIBLE OPTIONS

FOR NEW OPTIONS AND CASH PAYMENTS

This document constitutes part of the prospectus relating

to the Sycamore Networks, Inc. 1999 Stock Incentive Plan, as amended,

that has been registered under the Securities Act of 1933, as amended.

August 3, 2007

SYCAMORE NETWORKS, INC.

Offer to Exchange Eligible Stock Options For New Options and Cash Payments

This offer and your withdrawal rights will expire at 5:00 p.m., Boston, Massachusetts time, on

August 31, 2007 unless extended.

Sycamore Networks, Inc. (“Sycamore,” “Company,” “we,” “us” or “our”) is making this offer to all Eligible Option Holders to exchange certain options to purchase shares of our common stock, par value $0.001 (the “Common Stock”), for new options (“New Options”) and specified cash payments (this “Offer”). As a result of the independent investigation conducted by the Audit Committee of our Board of Directors into our stock option accounting practices, we have determined that the fair market value of our Common Stock on the applicable Measurement Dates for certain options for accounting and tax purposes was higher than the exercise prices of those options. Under Section 409A of the United States Internal Revenue Code of 1986, as amended (the “Code”), holders of options granted with exercise prices below the fair market value of the underlying Common Stock as of the applicable Measurement Dates (as defined below), to the extent such options were not vested as of December 31, 2004, may be subject to adverse personal income taxation unless such options are brought into compliance with Section 409A of the Code. Such options with exercise prices below the fair market value of the underlying Common Stock issuable upon the exercise of such options as of the applicable Measurement Dates are subject to regular income tax, an additional 20% federal tax and other charges before (and regardless of whether) they are exercised. Such options may also be subject to adverse personal tax consequences under state or foreign tax laws that are similar to Section 409A of the Code. We are offering Eligible Option Holders the opportunity to exchange their Eligible Options with the expectation that the unfavorable federal tax consequences that may apply to the Eligible Options will be avoided.

You are an “Eligible Option Holder” only if you (1) are an employee of Sycamore (other than an executive officer or director) through the expiration time of this Offer, (2) are subject to taxation in the United States, and (3) hold Eligible Options that remain outstanding through the expiration time of this Offer.

An option to purchase shares of our Common Stock is an “Eligible Option” only to the extent that such option:

•	was granted under our 1999 Stock Incentive Plan, as amended (the “Plan”);

•

has an exercise price per share that is less than the fair market value of the underlying shares of our Common Stock on the measurement date for such option, as determined by us for accounting and tax purposes (the “Measurement Date”);

•	has an exercise price per share that is less than or equal to $25;

•	was unvested as of January 1, 2005 (if only a portion of an option grant was unvested as of January 1, 2005, then only the unvested portion of the grant as of such date is an “Eligible Option”); and

•	is outstanding as of the expiration time of this Offer.

Along with this offer to exchange Eligible Options (the “Offer to Exchange”), we are providing each Eligible Option Holder with a personalized election form (an “Election Form”). The Election Form contains a personal summary of the Eligible Options that such option holder currently holds, the original exercise price of the Eligible Options, the exercise price of the New Options should an Eligible Option Holder accept this Offer with respect to such Eligible Options, a description of the cash payments to be paid with respect to each Eligible Option exchanged pursuant to this Offer and other relevant information. The Election Form must be properly completed and returned to us prior to the Expiration Time if you, as an Eligible Option Holder, decide to exchange any of the Eligible Options.

If you are an Eligible Option Holder and elect to participate in this Offer, then any Eligible Options you elect to exchange that are accepted for exchange will be cancelled and replaced with New Options (allowing you to purchase the same number of shares) with the per share exercise price of each New Option reflecting the fair market value of the shares of our Common Stock on the applicable Measurement Date (the “New Exercise Price”). The fair market value is equal to the closing price of a share of Common Stock on the NASDAQ National Market on the Measurement Date that we determined was applicable to such option for accounting and tax purposes. The New Options will be granted on the date that this Offer expires (but following the expiration of this Offer), which is expected to be August 31, 2007 at 5:00 p.m., Boston, Massachusetts time. Promptly following the expiration of this Offer, you will receive a document entitled “New Stock Option Agreement and Promise to Make Cash Payment” that will describe the terms that will apply to the New Options you will receive in exchange for the Eligible Options elected to be exchanged and evidencing our obligation to make the related cash payments to you. Aside from having an increased exercise price, each New Option will remain subject to the same terms and conditions of the original grant, including the Plan, and will continue to be subject to the same vesting schedule that applied to the Eligible Option prior to the exchange.

In addition to receiving New Options, if you elect to participate in this Offer, you will receive a cash payment with respect to each Eligible Option you elect to exchange equal to the difference between the New Exercise Price per share of each New Option and the original exercise price per share of the related Eligible Option, multiplied by the number of unexercised shares of our Common Stock, subject to each Eligible Option vesting on or after January 1, 2005 that was exchanged. This payment, less any applicable tax withholdings, will be made on or about your first regular payroll date in January, but not before January 1, 2008. Promptly following the expiration of this Offer, we will send you a “New Stock Option Agreement and Promise to Make Cash Payment” evidencing your right to receive this cash payment. The cash payments will not be subject to any vesting conditions.

You are not required to accept this Offer. This Offer is subject to customary conditions, which we describe in Section 7 of this Offer to Exchange. This Offer is not conditioned upon this Offer being accepted with respect to any minimum number of the outstanding Eligible Options.

Our Common Stock is currently traded on the NASDAQ Global Market under the symbol “SCMR.” On July 31, 2007, the average of the high and low prices of our Common Stock was $4.22 per share. Neither the original exercise price of the Eligible Options nor the New Exercise Price of the Eligible Options is meant to reflect our view of what the trading price of our Common Stock will be in the short, medium or long term.

Although our Board of Directors has approved this Offer, neither we nor our Board of Directors has made or will make any recommendation as to whether or not you should accept this Offer with respect to any of your Eligible Options. You must make your own decision whether or not to accept this Offer after taking into account your own personal circumstances and preferences. You should be aware that adverse federal tax consequences under Section 409A of the Code (and similar provisions of some state and foreign laws) may apply to the holder of an Eligible Option if it is not exchanged pursuant to this Offer. We recommend that you discuss this Offer with your personal financial, tax and/or legal advisors.

We have previously amended certain stock options, which were granted at less than the Fair Market Value of the underlying Common Stock on the applicable Measurement Dates, held by one of our current executive officers and one of our former executive officers on terms no more favorable to either of them than those contained in this Offer to Exchange. See our Current Report on Form 8-K filed on January 4, 2007 and incorporated herein by reference for a further discussion of the amendment of those options of our executive officer. None of our executive officers or members of our board of directors are eligible to participate in this Offer. (See Section 11)

See “Risks of Participating in the Offer” beginning on page 17 for a discussion of risks that you should consider before participating in this Offer.

IMPORTANT INFORMATION—ACTION ITEMS TO PARTICIPATE

If you wish to participate in this Offer, you must complete and manually sign the attached election form, and return it via e-mail to TOAdmin@sycamorenet.com or via fax to (978) 250-6981 by the Expiration Time, which will be 5:00 p.m., Boston, Massachusetts time, on August 31, 2007, unless extended. Only responses that are complete, signed and actually received by Sycamore via the specified e-mail or fax by the Expiration Time will be accepted. Responses submitted by any other means, including hand delivery, overnight courier, interoffice mail or U.S. mail (or other postal service) or to any other e-mail address or fax number, are not permitted. Responses that are received after the Expiration Time will not be accepted. The delivery of Election Forms and Withdrawal Forms is at your risk. We intend to confirm the receipt of your Election Form and/or any Withdrawal Form by e-mail within three (3) U.S. business days. If you have not received an e-mail confirmation that Sycamore has received your Election Form and/or Withdrawal Form after three (3) U.S. business days have elapsed, we recommend that you confirm that we have received your Election Form and/or any Withdrawal Form by first e-mailing TOAdmin@sycamorenet.com. If you do receive a response from TOAdmin@sycamorenet.com, you should contact Beth Panfil in the Sycamore Stock Plan Administration Department at (978) 250-2947 or Alan Cormier in the Sycamore Legal Department at (978) 250-2921.

We are not making this Offer to, nor will we accept any submitted Election Forms to exchange Eligible Options from or on behalf of, option holders in any jurisdiction in which this Offer or the acceptance of this Offer would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take any actions necessary for us to legally make this Offer to Eligible Option Holders in any such jurisdiction.

Neither the Securities and Exchange Commission nor any state or foreign securities commission has approved of or disapproved of these securities or passed upon the accuracy or adequacy of this Offer. Any representation to the contrary is a criminal offense.

You should direct questions about this Offer or requests for additional copies of this Offer to Exchange and the other Offer documents to Beth Panfil in the Stock Plan Administration Department or Alan Cormier in the Sycamore Legal Department at:

Beth Panfil Stock Plan Administrator III Sycamore Networks, Inc. 220 Mill Road Chelmsford, Massachusetts 01824 (978) 250-2947	or	Alan Cormier General Counsel Sycamore Networks, Inc. 220 Mill Road Chelmsford, Massachusetts 01824 (978) 250-2921

Offer to Exchange Eligible Options dated August 3, 2007.

You should rely only on the information contained in this Offer to Exchange and the documents to which you have been referred in this Offer to Exchange. We have not authorized anyone to provide you with different information. We recommend that you consult with your financial, legal and/or tax advisors regarding any tax consequences, including any state tax consequences. Although our Board of Directors has approved this Offer, neither we nor our Board of Directors makes any recommendation as to whether you should accept this Offer. The decision to participate in this Offer must be your own after taking into account your personal circumstances and preferences. We are not making this Offer in any jurisdiction in which the Offer is not permitted. We are not aware of any jurisdiction where the making of this Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of this Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, we will not make this Offer to, nor will we accept options held by, the option holders residing in such jurisdiction. You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this Offer.

i

Forward-Looking Statements

This Offer to Exchange, including the section entitled “Risks of Participating in the Offer” and the documents incorporated herein by reference, contain “forward-looking statements.” All statements that are not based on historical fact are “forward-looking statements” and are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results, performance or achievements to be materially different from anticipated results, prospects, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) possible tax liabilities and penalties resulting from the audit of certain of the Company’s income tax returns by the Internal Revenue Service; (ii) risks relating to the formal investigations commenced by the Securities and Exchange Commission and the U.S. Attorney’s Office with respect to certain stock options granted by the Company; (iii) additional actions and findings that may result from the investigation into such stock options and the accounting therefor, including the further restatement of previously issued financial statements, certain purported shareholder derivative actions filed against the Company and certain of its current and former officers and directors; and (iv) the Company’s inability to file timely periodic reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission and the possible delisting of the Common Stock by NASDAQ. Certain additional risks are set forth in more detail in the section entitled “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed by the Company with or furnished to the Securities and Exchange Commission. The safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by us in connection with this Offer to Exchange.

ii

SUMMARY TERM SHEET AND QUESTIONS & ANSWERS

The following are answers to some of the questions that you may have about this Offer. You should carefully read this entire Offer to Exchange, the accompanying letter from Daniel E. Smith dated August 3, 2007, and the Election Form and Withdrawal Form together with their attachments and associated instructions. This Offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Exchange and the other Offer documents. We have included references in this summary to other sections in this Offer to Exchange to help you find a more complete description of these topics.

Index to Summary of Questions & Answers

		Page #
Q1.	Why is Sycamore making this Offer?	4

Q2.	Who is eligible to participate in this Offer?	5

Q3.	Which options are eligible for exchange in this Offer?	5

Q4.	What is the Offer?	6

Q5.	How do I participate in this Offer?	6

Q6.	If I decide to participate in this Offer, what will happen to my current Eligible Options?	7

Q7.	What will I receive in exchange for my Eligible Options that I elect to exchange?	7

Q8.	When will I receive my New Options and cash payments?	8

Q9.	What will the exercise price of my New Options be?	8

Q10.	What will happen to options that vested prior to January 1, 2005? What if a portion of one of my option grants vested prior to January 1, 2005 and a portion vested on or after that date?	8

Q11.	Why won’t I receive my cash payment immediately following the expiration of the Offer?	8

Q12.	Am I required to participate in this Offer?	8

Q13.	Are there circumstances under which I would not be granted New Options or receive cash payments?	9

Q14.	When will my New Options vest or expire?	9

Q15.	Will the terms and conditions of my New Options be the same as the Eligible Options they replace?	9

Q16.	What are the U.S. tax consequences if I accept the Offer and exchange my Eligible Options?	9

Q17.	What are the U.S. tax consequences if I do not accept this Offer and/or my Eligible Options are not exchanged?	10

Q18.	If I accept this Offer, am I guaranteed that the Eligible Options will not be subject to the adverse federal tax consequences under Section 409A discussed in this Offer to Exchange?	10

Q19.	How will my cash payment be taxed?	10

Q20.	Will my decision to participate in this Offer have an impact on my ability to receive options in the future?	10

Q21.	What happens if I have an option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?	10

Q22.	Once my election to exchange my Eligible Options is accepted, is there anything I must do to receive the New Options or cash payments?	11

Q23.	Will I receive confirmation that my Election Form or Withdrawal Form has been received?	11

		Page #

Q24.	Can I accept this Offer with respect to shares of Common Stock that I acquired upon exercise of my stock options?	11

Q25.	Is this a modification of options for accounting purposes?	12

Q26.	Will I be required to give up all of my rights under the Eligible Options I elect to exchange in this Offer?	12

Q27.	What happens to my Eligible Options if I do not turn my Election Form in by the deadline, complete my form properly or choose not to participate or if my Eligible Options are not accepted by Sycamore for exchange?	12

Q28.	Will my New Options be incentive stock options or non-qualified stock options for U.S. tax purposes?	12

Q29.	Is there any reason why my Eligible Options would not be accepted for exchange if I make an election to exchange my Eligible Options pursuant to this Offer?	12

Q30.	What happens to my options if I elect to participate in this Offer with respect to my Eligible Options, but then exercise those options before the expiration of this Offer?	13

Q31.	How will you determine whether I have properly accepted this Offer?	13

Q32.	Will I receive a new option agreement?	13

Q33.	Are there any conditions to this Offer?	14

Q34.	If you extend this Offer, how will you notify me?	14

Q35.	How will you notify me if this Offer is changed?	14

Q36.	Can I change my mind and withdraw my election to exchange from this Offer with respect to all or part of my Eligible Options?	14

Q37.	How do I withdraw my election?	14

Q38.	What if I withdraw my election and then decide that I want to participate in this Offer?	14

Q39.	How should I decide whether or not to exchange my Eligible Options?	15

Q40.	What happens if the Fair Market Value of the Common Stock on the New Option Grant Date is less than the New Exercise Price? Will my New Options have a price that is less than the New Exercise Price?	15

Q41.	When will I be able to exercise my New Options and sell the shares that I receive?	15

Q42.	If I am no longer an employee of Sycamore on January 1, 2008, am I still entitled to my cash payment if my Eligible Options are exchanged pursuant to this Offer?	15

Q43.	With whom may I speak if I have questions about this Offer or need additional copies of the Offer documents?	16

Q44.	What does Sycamore think of this Offer?	16

Terms Used in This Offer to Exchange

The following are some terms that are frequently used in this Offer to Exchange:

•

“Cancellation Date” refers to the Expiration Date. This is the date when Eligible Options elected to be exchanged pursuant to this Offer will be cancelled. We expect that the Cancellation Date will be August 31, 2007 unless the Offer is extended. If the Expiration Date is extended, then the Cancellation Date will be similarly extended.

•	“Code” means the United States Internal Revenue Code of 1986, as amended.

•	“Common Stock” means a share of Sycamore common stock, par value $0.001.

•

“Election Form” refers to the document that we will provide each Eligible Option Holder with this Offer to Exchange. The Election Form contains a personal summary of the Eligible Options that such option holder currently holds, the original exercise price of the Eligible Options, the exercise price of any New Options should an Eligible Option Holder accept this Offer with respect to such Eligible Options, a description of the cash payment to be paid with respect to each Eligible Option exchanged pursuant to this Offer and other relevant information. The Election Form must be properly completed and returned to us prior to the Expiration Time if an Eligible Option Holder decides to exchange any of the Eligible Options.

•

“Eligible Option Holder” refers to all individuals who (1) are employees of Sycamore (other than an executive officer or director) through the Expiration Time, (2) are subject to United States taxation and (3) hold Eligible Options that remain outstanding through the Expiration Time.

•	“Eligible Option” refers to an option to purchase shares of our Common Stock that:

•	was granted under the Plan;

•

has an exercise price per share that is less than the Fair Market Value of the underlying shares of our Common Stock on the applicable Measurement Date for such option, as determined by us for accounting and tax purposes;

•	has an exercise price per share that is less than or equal to $25;

•	was unvested as of January 1, 2005 (if only a portion of an option grant was unvested as of January 1, 2005, then only the unvested portion of the grant as of such date is an “Eligible Option”); and

•	is outstanding as of the Expiration Time.

•

“Expiration Date” or “Expiration Time” refers to the date and time that this Offer expires. The Expiration Date will be August 31, 2007 at 5:00 p.m., Boston, Massachusetts time, unless the Offer is extended. We may extend the Expiration Date or Expiration Time at our discretion. If we extend this Offer, the terms “Expiration Date” and “Expiration Time” will refer to the time and date at which the extended Offer expires.

•

“Fair Market Value” for the Eligible Options, which were granted prior to NASDAQ becoming a national securities exchange, refers to the closing price of a share of the Common Stock on a particular day on the NASDAQ National Market.

•

“New Exercise Price” refers to the exercise price per share at which New Options may be exercised to purchase our Common Stock. A New Option’s New Exercise Price will be equal to the Fair Market Value of a share of our Common Stock on the applicable Measurement Date, as determined by us for accounting and tax purposes. The Election Form will list what the New Exercise Price for each New Option will be, if you elect to exchange the related Eligible Option.

•

“New Option Grant Date” refers to the date when the New Options will be granted to reflect the New Exercise Price upon an Eligible Option Holder’s acceptance of this Offer. We expect that the New Option Grant Date will be August 31, 2007, which is the same date as the Expiration Date. If the Expiration Date is extended, then the New Option Grant Date will be similarly extended.

•	“New Options” refers to the options to be issued in exchange for Eligible Options exchanged pursuant to this Offer.

•

“New Stock Option Agreement and Promise to Make Cash Payment” refers to the document that we will provide promptly following the Expiration Time. The New Stock Option Agreement and Promise to Make Cash Payment will describe the terms that will apply to the New Options and evidence our promise to make the related cash payments to you.

•

“Offer Period” or “Offering Period” refers to the period from the commencement of this Offer to the Expiration Time. This period will commence on August 3, 2007 and end at 5:00 p.m., Boston, Massachusetts time, on August 31, 2007, unless this Offer is extended.

•

“Option Exchange Consideration” means the total consideration that an Eligible Option Holder may receive for each Eligible Option that is exchanged pursuant to this Offer. The Option Exchange Consideration includes both the New Option and the related cash payment.

•	“Plan” means our 1999 Stock Incentive Plan, as amended.

•	“SEC” means the Securities and Exchange Commission.

•	“Section 409A” refers to Section 409A of the Code and the U. S. Treasury Department regulations issued thereunder.

Q1.	Why is Sycamore making this Offer?

A1.	We are making this Offer with the expectation that the unfavorable federal tax consequences that may apply to you with respect to your Eligible Options will be avoided.

Under Section 409A, options granted with an exercise price that is less than the Fair Market Value of the underlying stock on the applicable Measurement Dates for such options, to the extent such options were not vested as of December 31, 2004, may be subject to adverse income taxation unless such options are brought into compliance with Section 409A. Although the regulations issued under Section 409A do not yet address the calculation or timing of amounts required to be included in income under Section 409A, the U.S. Treasury Department and Internal Revenue Service provided interim guidance that makes it likely that an Eligible Option Holder will recognize an amount of income equal to the excess, if any, of the Fair Market Value of the underlying stock over the exercise price of the option on December 31 of the year in which the option vests (or, if later, at the end of the transition period available for exchanging options to comply with Section 409A) and will recognize additional income in each subsequent tax year equal to any further increase in the value of the underlying stock. Such recognized income will be subject to regular income tax, an additional 20% federal tax and other charges before (and regardless of whether) the option is exercised. See Section 14 of this Offer to Exchange for a further discussion of the tax consequences.

By exchanging the Eligible Options for New Options and providing the cash payments as described in this Offer to Exchange, we expect that Eligible Option Holders will avoid the unfavorable federal tax consequences that may apply to their Eligible Options while maintaining the incentive and retentive qualities of the Eligible Options.

If you elect to exchange your Eligible Options, you will receive New Options with an exercise price equal to the Fair Market Value of the underlying shares of our Common Stock on the applicable

Measurement Date for the related Eligible Option, as determined by us for accounting and tax purposes, and cash payment as specified in your personalized Election Form. You should not be required to recognize income for U.S. federal income tax purposes with respect to your New Options at the time of the exchange. You will, however, recognize taxable income for cash payments you receive that are associated with this Offer. You may also recognize taxable income when you exercise your New Options which is typically the case when options are exercised, and/or when you sell the shares you acquire upon exercise of the New Options. For additional information relating to the taxation of your stock options, you should refer to the prospectus for the Plan that we previously delivered to you.

In addition, some states, including California, may impose additional taxes under rules similar to Section 409A. It is not certain that participation in this Offer will avoid the potential adverse personal tax consequences under state or foreign tax laws that are similar to Section 409A. We recommend that you consult with your personal financial, legal and/or tax advisors as to the federal, foreign, state and local tax consequences of participating in this Offer.

Q2.	Who is eligible to participate in this Offer?

A2.	Only Eligible Option Holders are entitled to participate in this Offer. You are an “Eligible Option Holder” only if you (1) are an employee of Sycamore (other than an executive officer or director) through the Expiration Time, (2) are subject to taxation in the United States, and (3) hold Eligible Options that remain outstanding through the Expiration Time. Various SEC regulations limit our ability to extend this Offer to persons who are not employees of the Company throughout the Offer Period.

We previously amended certain stock options, which were granted at less than the Fair Market Value of the underlying common stock on the applicable Measurement Dates, held by one of current our executive officers and one of our former executive officers on terms no more favorable to either of them than those contained in this Offer. We completed the amendment of their options in December 2006 because, under Internal Revenue Service guidance for Section 409A, the amendment of the options held by the executive officers was required to be completed by December 31, 2006 in order to avoid the unfavorable federal tax consequences. Please see our Form 8-K filed on January 4, 2007, which is incorporated herein by reference, for a further discussion of the amendment of those options of our current executive officer.

You should understand that your Eligible Options elected to be exchanged in this Offer will not be exchanged until after the Expiration Time. If you were to exercise any Eligible Options prior to the Expiration Time, then the exercised options would not constitute Eligible Options, even if you have already returned your Election Form, and you may be subject to adverse federal tax consequences under Section 409A with respect to those exercised options.

Q3.	Which options are eligible for exchange in this Offer?

A3.	An option to purchase our Common Stock is considered an Eligible Option under this Offer only to the extent that such option:

•	was granted under the Plan;

•

has an exercise price per share that is less than the Fair Market Value of the underlying shares of our Common Stock on the applicable Measurement Date for such option, as determined by us for accounting and tax purposes;

•	has an exercise price per share that is less than or equal to $25;

•	was unvested as of January 1, 2005 (if only a portion of an option grant was unvested as of January 1, 2005, then only the unvested portion of the grant as of such date is an “Eligible Option”); and

•	is outstanding as of the Expiration Time.

All other options are not subject to this Offer and therefore will retain the exercise price pursuant to the original terms under which they were granted.

We have enclosed an Election Form listing each Eligible Option that you hold to facilitate your decision whether to elect to exchange any of your Eligible Options. Each Election Form includes your Eligible Options for a particular grant, the original exercise prices, the New Exercise Price that will apply if the Eligible Options are exchanged and the cash payment to be paid with respect to each Eligible Option exchanged pursuant to this Offer. If you hold an option for which you are not provided a personalized Election Form, then that option is not an Eligible Option. If you have questions about whether any of your options are Eligible Options, please contact either:

Beth Panfil Stock Plan Administrator III Sycamore Networks, Inc. 220 Mill Road Chelmsford, Massachusetts 01824 (978) 250-2947	or	Alan Cormier General Counsel Sycamore Networks, Inc. 220 Mill Road Chelmsford, Massachusetts 01824 (978) 250-2921

Q4.	What is the Offer?

A4.	This Offer is an opportunity for Eligible Option Holders to voluntarily elect to exchange their Eligible Options for New Options with New Exercise Prices as set forth in their respective personalized Election Form and a specified cash payment.

The New Exercise Price for a New Option will equal the Fair Market Value of the underlying shares of our Common Stock for each Eligible Option exchanged for such New Option, on the applicable Measurement Date for such option, as determined by us for accounting and tax purposes. Your Election Form sets forth the original exercise prices of your Eligible Options, as well as the New Exercise Prices of such options, should you accept this Offer with respect to those Eligible Options.

We will compensate you for the increase in the exercise price of each Eligible Option that you elect to exchange by making a cash payment to you. The cash payment will be equal to the result obtained by multiplying the number of shares of our Common Stock for which such New Option is exercisable by the amount by which the New Exercise Price per share of the New Option exceeds the original exercise price per share for such Eligible Option.

Your cash payment is subject to applicable tax withholding. This payment will be made on or about your first regular payroll date in January 2008, but not before January 1, 2008. The cash payments will not be subject to any vesting conditions. You will be entitled to receive the cash payment regardless of whether you remain employed with us on the payment date and regardless of whether the New Option to which such payment relates has vested or ever vests. All persons whose Eligible Options are exchanged will receive this payment in January 2008, even if they are no longer an employee.

Q5.	How do I participate in this Offer?

A5.	If you choose to participate in this Offer, you must do the following before the Expiration Time, which is 5:00 p.m., Boston, Massachusetts time, on August 31, 2007 (unless extended):

1.	Properly complete and manually sign the attached Election Form.

2.	Deliver the completed and signed Election Form via e-mail (such as a PDF or other scanned image of the signed document) to TOAdmin@sycamorenet.com or via fax to (978) 250-6981.

If you decide to participate in this Offer, you must exchange and increase the exercise price for all of the shares covered by a particular Eligible Option that you elect to exchange. This does not mean that you have to elect to exchange all of your Eligible Options in order to participate in this Offer. You may elect to exchange some, all or none of your Eligible Options, but if you choose to exchange an Eligible Option, the exchange will apply to all of the shares covered by the Eligible Option that you elect to exchange. See the Answer to Question 21, however, for a discussion of Eligible Options subject to a domestic relations order.

This is a one-time offer, and we will strictly enforce the Offer Period. We reserve the right to reject any election to exchange Eligible Options that does not comply with the requirements set forth herein or that we determine is unlawful to accept. Subject to the terms and conditions of this Offer, we intend to accept and exchange, promptly after the expiration of this Offer, all Eligible Options that have been properly elected for exchange on a timely basis. (See Section 4)

Your election to participate will become irrevocable after 5:00 p.m., Boston, Massachusetts time, on August 31, 2007, unless this Offer is extended past that time, in which case your election will become irrevocable after the new Expiration Time. The only exception is that if we have not accepted your election to exchange your Eligible Options by 12:00 midnight, Boston, Massachusetts time on October 1, 2007, you may withdraw a previously submitted election to exchange your Eligible Option at any time thereafter.

We may extend this Offer. If we extend this Offer, we will notify you via e-mail or by other communication no later than 8:00 a.m., Boston, Massachusetts time, on the first business day following the previously scheduled Expiration Time.

Only responses that are complete, signed and actually received by Sycamore via the specified e-mail or fax by the deadline will be accepted. Responses submitted by any other means, including hand delivery, overnight courier, interoffice mail or U.S. mail (or other postal service) or to any other e-mail address or fax number, are not permitted. Responses received after the deadline will not be accepted. The delivery of all documents, including Election Forms and/or Withdrawal Forms, is at your risk. We intend to confirm the receipt of your Election Form and/or any Withdrawal Form by e-mail within three (3) U.S. business days after receipt. In addition, please note that confirmation of receipt of your Election Form or Withdrawal Form does not indicate that your form was properly completed or otherwise complied with the requirements of this Offer. If you have not received an e-mail confirmation that we have received your Election Form and/or any Withdrawal Form by such time, we recommend that you confirm that we have received your Election Form and/or any Withdrawal Form. If you need to confirm receipt after three (3) U.S. business days have elapsed, you should first e-mail TOAdmin@sycamorenet.com. If you do not receive a response from TOAdmin@sycamorenet.com, you should contact Beth Panfil in the Sycamore Stock Plan Administration Department at (978) 250-2947 or Alan Cormier in the Sycamore Legal Department at (978) 250-2921.

Q6.	If I decide to participate in this Offer, what will happen to my current Eligible Options?

A6.	If you elect to participate in this Offer, the Eligible Options that you properly elect to exchange on a timely basis will be cancelled on the same day as the Expiration Time (but following the expiration of this Offer). We refer to this date as the Cancellation Date. The Cancellation Date and the Expiration Date for this Offer will be August 31, 2007, unless this Offer Period is extended. As of that same date, you will become entitled to receive the Option Exchange Consideration described below in the Answer to Question 7. With the exception of the New Exercise Prices, the New Options will continue to be subject to all of the original terms and conditions of the Eligible Options, including the Plan and will retain the same vesting and expiration schedules. (See Section 6)

Q7.	What will I receive in exchange for my Eligible Options that I elect to exchange?

A7.	For every one (1) Eligible Option you elect to exchange pursuant to this Offer, you will receive one (1) New Option and a cash payment as set forth in your personalized Election Form. Each New Option will be granted on the New Option Grant Date (expected to be August 31, 2007) under the Plan. (See Section 2)

Q8.	When will I receive my New Options and cash payments?

A8.	If you participate in this Offer and properly submit all required paperwork on a timely basis, we will grant New Options on the New Option Grant Date. We expect that the New Option Grant Date will be August 31, 2007. The New Option Grant Date will be the same date as the Expiration Date and the Cancellation Date. If the Expiration Date of the Offer is extended, the New Option Grant Date will be similarly extended. (See Section 2)

Promptly after the expiration of the Offer, you will receive a “New Stock Option Agreement and Promise to Make Cash Payment” evidencing the grant of the New Options, the cancellation of the Eligible Options you elect to exchange and documenting your related right to receive a cash payment for the Eligible Options you elect to exchange. (See Section 6) In accordance with the “New Stock Option Agreement and Promise to Make Cash Payment,” the cash payment will be made on or about your first regular payroll date in January 2008. If you do not receive a “New Stock Option Agreement and Promise to Make Cash Payment” within fifteen (15) U.S. business days after the Expiration Date, you should first e-mail TOAdmin@sycamorenet.com. If you do not receive a response from TOAdmin@sycamorenet.com, you should then contact Beth Panfil in the Sycamore Stock Plan Administration Department at (978) 250-2947 or Alan Cormier in the Sycamore Legal Department at (978) 250-2921.

Q9.	What will the exercise price of my New Options be?

A9.	The New Options will have an exercise price per share equal to the Fair Market Value of our Common Stock on the Eligible Option’s applicable Measurement Date, as determined by us for accounting and tax purposes.

Q10.	What will happen to options that vested prior to January 1, 2005? What if a portion of one of my option grants vested prior to January 1, 2005 and a portion vested on or after that date?

A10.	Any option, or any portion of an option, that vested prior to January 1, 2005 is not subject to the adverse federal tax consequences that this Offer is designed to avoid. As a result, all such options will remain outstanding in accordance with their original terms, including their original exercise prices, and are not considered “Eligible Options.” However, if only a portion of your option grant vested or is scheduled to vest on or after January 1, 2005, then only that portion of the option grant that vested or vests on or after January 1, 2005 will constitute an “Eligible Option.”

Q11.	Why won’t I receive my cash payment immediately following the expiration of the Offer?

A11.

Internal Revenue Service guidance under Section 409A indicates that the adverse federal tax consequences may apply unless (1) Eligible Options are amended in 2007 and (2) any cash payments are delayed until 2008. Accordingly, in order to avoid these adverse federal tax consequences, the earliest that we can make cash payments is in January 2008. You will be entitled to receive the cash payment regardless of whether you remain employed with us on the payment date and regardless of whether the New Option to which such payment relates has vested or ever vests. All persons whose Eligible Options are exchanged will receive this payment in January 2008, even if they are no longer an employee. Any cash payments received for your Eligible Options will be subject to regular income and employment tax withholding at the time of receipt. Your resulting tax liability when you file your income tax return could differ from the amount of taxes we are required to withhold and, as a result, it is possible that additional taxes may be due for the year you receive the cash payment.

Q12.	Am I required to participate in this Offer?

A12.	No. Participation in this Offer is completely voluntary. See the Answer to Question 5 for a description of how to participate in this Offer.

If you do not participate in this Offer, you may be subject to certain adverse federal tax consequences. Please see the Answers to Questions 17 and 27 for a description of the potential tax consequences to you if you decide not to participate in this Offer and do not exchange your Eligible Options. In addition, see Section 14 for the material U.S. federal income tax consequences of participating in this Offer and not participating in this Offer.

Q13.	Are there circumstances under which I would not be granted New Options or receive cash payments?

A13.	Yes. If you leave Sycamore for any reason, and you are no longer an employee of Sycamore as of the Expiration Time, you will no longer be an Eligible Option Holder entitled to participate in this Offer pursuant to guidelines provided by the SEC, even if you have already returned your Election Form. Assuming you are not terminated for cause, your existing vested options will remain outstanding in accordance with their original terms, including their original exercise prices. In light of a recent IRS ruling, if you exercise your Eligible Options following your termination of employment, we believe that you will not be subject to the adverse federal personal income taxation under Section 409A. Unless you have an express written contract with the Company signed by an authorized officer of the Company, your employment with Sycamore will remain “at-will” regardless of your participation in this Offer and can be terminated by you or us at any time, with or without cause or notice.

Additionally, if, for any reason, the options that you hold do not constitute Eligible Options as of the Expiration Time, then you will not receive any New Options or cash payments with respect to such options. For example, if you were to exercise any Eligible Options prior to the completion of this Offer (even after you have returned your Election Form), then the exercised options would not constitute Eligible Options and you may be subject to adverse federal tax consequences under Section 409A with respect to those exercised options that this Offer is designed to address. (See Section 1 and Section 2)

Moreover, even if you accept this Offer, we will not grant New Options or issue cash payments to you if we are prohibited from doing so by applicable laws. For example, we could become prohibited from granting New Options as a result of changes in SEC, NASDAQ Global Market rules or applicable laws outside the U.S. (See Section 13)

Q14.	When will my New Options vest or expire?

A14.	New Options will be scheduled to vest according to the original vesting schedule of the Eligible Options for which they were exchanged and will expire in accordance with their original terms. That means that upon the grant of your New Options, they will be vested to the same extent, will continue to vest at the same rate and will expire at the same time as the Eligible Options they replace. Future vesting is subject to your continued service to us through each relevant vesting date. (See Section 9)

Q15.	Will the terms and conditions of my New Options be the same as the Eligible Options they replace?

A15.	Yes. Except for the New Exercise Prices of your New Options, the other terms and conditions of your New Options will remain the same as the terms and conditions of the Eligible Options they replace. (See Sections 2, 9 and 14)

Q16.	What are the U.S. tax consequences if I accept the Offer and exchange my Eligible Options?

A16.	Your acceptance of this Offer and the exchange of your Eligible Options should not result in the recognition of any taxable income for U.S. federal income tax purposes with respect to such Eligible Options, either at the time of acceptance or at the time of the exchange. However, you will recognize taxable income when you receive the cash payments and we will report such payments as income on your W-2. In addition, you may have taxable income when you exercise your New Options or when you sell your shares obtained by the exercise of such New Options. (See Section 14)

We believe that, by electing to exchange your Eligible Options, you will also avoid the adverse federal tax consequences that may be associated with your Eligible Options under Section 409A and that we expect otherwise would apply. Accordingly, you should not recognize taxable income before the exercise of your New Options and should not be subject to the additional 20% tax and other charges under Section 409A.

If you are subject to tax laws of jurisdictions in addition to the United States or those of any state, such as California, there may be additional consequences of your participation, or decision not to participate, in this Offer.

Because this Offer involves complex tax considerations, we recommend that you consult your financial, legal and/or tax advisors before you make any decisions about participating in this Offer. (See Section 14).

Q17.	What are the U.S. tax consequences if I do not accept this Offer and/or my Eligible Options are not exchanged?

A17.	If you do not accept this Offer and/or your Eligible Options are not exchanged, then you may be subject to adverse federal tax consequences under Section 409A as described above. If you are subject to tax laws of jurisdictions in addition to the United States or those of any state, such as California, there may be additional consequences of your participation, or decision not to participate, in this Offer. You will be solely responsible for any taxes, charges or interest payable under Section 409A and, if you are an employee, we may have a withholding obligation with respect to such taxes. (See Section 14)

Q18.	If I accept this Offer, am I guaranteed that the Eligible Options will not be subject to the adverse federal tax consequences under Section 409A discussed in this Offer to Exchange?

A18.	We believe that this Offer complies with the guidance that is currently available to avoid the adverse federal tax consequences of Section 409A with respect to Eligible Options. However, we cannot guarantee the effect of any future Internal Revenue Service guidance. (See Section 14)

Q19.	How will my cash payment be taxed?

A19.	You will be taxed upon receipt of the cash payment for the Eligible Options you elect to exchange. The payment will constitute wages for tax withholding purposes. Accordingly, we must withhold all applicable U.S. federal, state and local income and employment taxes as well as all applicable foreign taxes and payments required to be withheld with respect to such payment. You will receive only the portion of the payment remaining after all those taxes and payments have been withheld. (See Section 14)

Q20.	Will my decision to participate in this Offer have an impact on my ability to receive options in the future?

A20.	No. Your election to participate or not participate in this Offer will not have any effect on your ability to receive future grants of options to purchase our Common Stock, or any other rights to you or anyone else. (See Section 9)

Q21.	What happens if I have an option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A21.	If you are an Eligible Option Holder and have Eligible Options that are subject to a domestic relations order (or comparable legal document as the result of the end of a marriage), and a person who is not an employee of Sycamore beneficially owns a portion of those options, you may only elect to exchange the portion of those options that are beneficially owned by you. Any portion beneficially owned by a person who is not our employee may not be exchanged in this Offer to Exchange (even if legal title to that portion of those options is held by you and you are an eligible employee).

For instance, an Eligible Option Holder holds an option to purchase 3,000 shares that is subject to a domestic relations order. Under the order, options to purchase 1,000 shares are beneficially owned by the Eligible Option Holder’s former spouse. Assume that the Eligible Option Holder previously exercised the option to purchase 750 shares. Accordingly, the Eligible Option Holder may only elect to exchange the option with respect to the remaining 1,250 shares (3,000 shares minus 1,000 shares subject to the domestic relations order minus 750 shares already purchased), or the Eligible Option Holder may elect not to participate in this Offer at all. (See Section 2) The options beneficially owned by the Eligible Option Holder’s spouse are not Eligible Options and thus cannot be exchanged pursuant to this Offer. Therefore, any options beneficially owned by the Eligible Option Holder’s spouse will continue to be subject to the adverse federal tax consequences of Section 409A. See the Answer to Question 17 and Section 14.

Q22.	Once my election to exchange my Eligible Options is accepted, is there anything I must do to receive the New Options or cash payments?

A22.	Once this Offer has expired and your election with respect to Eligible Options has been accepted by us, your Eligible Options will be exchanged. There is nothing that you need to do to receive your New Options. Your New Options will be granted to you on the same day that the Eligible Options you elect to exchange are cancelled, following the Expiration Time. (See Section 2)

You also do not need to do anything in order to receive your cash payment for your Eligible Options exchanged pursuant to this Offer. Promptly following the Expiration Time, we will send you an executed copy of a “New Stock Option Agreement and Promise to Make Cash Payment” (substantially in the form of Schedule C) evidencing your right to receive a cash payment for these options. Note that you will receive a cash payment only with respect to your Eligible Options that are exchanged in this Offer. You will be entitled to receive the cash payment regardless of whether you remain employed with us on the payment date and regardless of whether the New Option to which such payment relates has vested or ever vests. (See Section 2)

Q23.	Will I receive confirmation that my Election Form or Withdrawal Form has been received?

A23.	Yes. We intend to confirm the receipt of your Election Form and/or any Withdrawal Form by e-mail within three (3) U.S. business days after our receipt of your forms. If you have not received an e-mail confirmation within three (3) U.S. business days after you believe we should have received your forms, we recommend that you confirm that we have received your Election Form and/or any Withdrawal Form. If you need to confirm receipt, you should first e-mail TOAdmin@sycamorenet.com. If you do not receive a response from TOAdmin@sycamorenet.com, you should contact Beth Panfil in the Sycamore Stock Plan Administration Department at (978) 250-2947 or Alan Cormier in the Sycamore Legal Department at (978) 250-2921. Please note, however, that if we do not receive your Election Form or Withdrawal Form by the Expiration Time, then we will not be able to honor your request, even if you sent it before such time. In addition, confirmation of receipt of your Election Form or Withdrawal Form does not indicate that your form was properly completed or otherwise complied with the requirements of this Offer. (See the Answer to Question 31 and Section 4)

Q24.	Can I accept this Offer with respect to shares of Common Stock that I acquired upon exercise of my stock options?

A24.	No. This Offer relates only to outstanding options to purchase our Common Stock. You may not elect to exchange shares of our Common Stock in this Offer. (See Section 1)

Q25.	Is this a modification of options for accounting purposes?

A25.	This is an exchange offer, but it is considered a modification of options under current accounting rules. As a result, we intend to record as incremental compensation expense the excess of the fair value of the New Option and the related cash payment over the fair value of the Eligible Option you elect to exchange pursuant to this Offer. This incremental compensation expense will be recognized immediately to the extent the New Option issued in exchange for such Eligible Option is vested as of the New Option Grant Date and will be amortized over the remaining vesting period to the extent the New Option is not yet vested as of the New Option Grant Date, which is expected to be the same date as the Expiration Date. See Section 12 for more information on the accounting treatment of this Offer.

Q26.	Will I be required to give up all of my rights under the Eligible Options I elect to exchange in this Offer?

A26.	Yes. Once we have accepted your Eligible Options for exchange, those Eligible Options will be cancelled and you will no longer have any rights under those options. We intend to cancel all Eligible Options elected to be exchanged in this Offer on the same day as the Expiration Date, unless we extend the Offering Period. We refer to this date as the Cancellation Date. We expect that the Cancellation Date will be August 31, 2007.

Q27.	What happens to my Eligible Options if I do not turn my Election Form in by the deadline, complete my form properly or choose not to participate or if my Eligible Options are not accepted by Sycamore for exchange?

A27.	If (i) we do not receive your properly completed Election Form by the deadline, (ii) you choose not to participate, (iii) you withdraw a previously submitted election to exchange your Eligible Options or (iv) your options are not accepted by us pursuant to this Offer, then your existing options will remain outstanding in accordance with their original terms, including their original exercise prices and their current vesting schedules. As described in the Answers to Questions 16 & 17, you may be required to recognize ordinary income before the options are exercised and you may also be subject to an additional 20% tax and interest penalty. In addition, some states, including California, and foreign jurisdictions may impose additional penalty taxes. We recommend that you consult with your personal financial, legal and/or tax advisors as to the federal, foreign, state and local tax consequences of participating in this Offer. (See Section 14)

Q28.	Will my New Options be incentive stock options or non-qualified stock options for U.S. tax purposes?

A28.	The New Options will be non-qualified stock options of the same type (for U.S. tax purposes) as the Eligible Options which they replace.

We recommend that you consult with your personal financial, legal and/or tax advisors as to the federal, foreign, state and local tax consequences of participating in this Offer.

Q29.	Is there any reason why my Eligible Options would not be accepted for exchange if I make an election to exchange my Eligible Options pursuant to this Offer?

A29.	The completion of this Offer is subject to the terms and conditions described in this Offer to Exchange. While we do not intend to terminate this Offer prior to its completion, we will monitor the occurrence of any such conditions to determine whether, in our reasonable judgment, it is inadvisable to proceed with this Offer.

Additionally, if you leave Sycamore for any reason and you are no longer an employee of Sycamore as of the Expiration Time, you will no longer be an Eligible Option Holder entitled to participate in this Offer pursuant to guidelines provided by the SEC, even if you have already returned your Election Form. Assuming you are not terminated for cause, your existing vested options will remain outstanding in accordance with their original terms, including their original exercise prices. In light of a recent IRS ruling, if you exercise your Eligible Options following your termination of employment, we believe that you will not be subject to the adverse federal personal income taxation under Section 409A. Unless you have an express written contract with the Company signed by an authorized officer of the Company, your employment with Sycamore will remain “at-will” regardless of your participation in this Offer and can be terminated by you or us at any time, with or without cause or notice.

Moreover, if you exercise your Eligible Options or if your Eligible Options are cancelled after you submit your election to exchange, then those options will no longer constitute Eligible Options and, as a result, will not be accepted for exchange. We will only accept Eligible Options that have been properly elected for exchange and for which such election has not been validly withdrawn in accordance with this Offer to Exchange. (See Sections 4, 5 and 6) We may, however, reject any or all elections to have Eligible Options exchanged to the extent that we determine that they were not properly submitted, to the extent that we determine that it is unlawful to accept the Eligible Option that was elected for exchange or to the extent certain conditions described in this Offer to Exchange exist that, in our reasonable judgment, make it inadvisable to proceed with this Offer. (See Section 6)

Q30.	What happens to my options if I elect to participate in this Offer with respect to my Eligible Options, but then exercise those options before the expiration of this Offer?

A30.	If you elect to participate in this Offer, but exercise your Eligible Options prior to the Expiration Time, then those options that you exercise will no longer be eligible to be exchanged in this Offer and you will not receive a cash payment with respect to such options. (See the Answer to Question 13) In addition, with respect to those Eligible Options you exercise prior to the Expiration Time, you may be required to recognize ordinary income and may also be subject to adverse federal tax consequences under Section 409A, including an additional 20% tax and interest. Furthermore, some states, including California, may impose additional penalty taxes. (See Section 14)

Q31.	How will you determine whether I have properly accepted this Offer?

A31.	We will determine, in our discretion, all questions about the validity, form and eligibility (including the time of receipt) of any Election Forms that we receive. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any Election Form or any options pursuant to this Offer that we determine are not eligible for exchange or that we determine are unlawful to accept. We intend to exchange, promptly after the Expiration Time, all Eligible Options that have been properly elected for exchange on a timely basis, subject to the terms of this Offer. No election to exchange Eligible Options will be deemed to have been properly made until all defects or irregularities have been cured by you or waived by us. We have no obligation to give notice of any defects or irregularities in any Election Form and/or Withdrawal Form and we will not incur any liability for failure to give any notice. (See Section 4)

Q32.	Will I receive a new option agreement?

A32.	Yes. All New Options will be subject to a new option agreement between you and Sycamore. (See Section 9) Promptly after the expiration of this Offer, we will send you an executed copy of a “New Stock Option Agreement and Promise to Make Cash Payment,” substantially in the form of Schedule C, evidencing the New Options you elected to receive and our promise to make the related cash payments. (See Section 6)

Q33.	Are there any conditions to this Offer?

A33.	Yes. The completion of this Offer is subject to a number of customary conditions that are described in this Offer to Exchange. This Offer is not conditioned upon it being accepted with respect to a minimum number of Eligible Options. (See Section 7)

Q34.	If you extend this Offer, how will you notify me?

A34.	If we extend this Offer, we will notify you via e-mail from the dedicated e-mail address TOAdmin@sycamorenet.com or by other communication no later than 8:00 a.m., Boston, Massachusetts time, on the first business day following the previously scheduled Expiration Date. (See Sections 2 and 15)

Q35.	How will you notify me if this Offer is changed?

A35.	If we change this Offer, we will send you written notice of the change via an e-mail or we will make a public announcement of the change no later than 8:00 a.m., Boston, Massachusetts time, on the next U.S. business day following the day we change this Offer. (See Sections 2 and 15)

Q36.	Can I change my mind and withdraw my election to exchange from this Offer with respect to all or part of my Eligible Options?

A36.	Yes. You may change your mind after you have submitted an Election Form and withdraw from this Offer or change the Eligible Options with respect to which you accept this Offer at any time before the Expiration Time by submitting a Withdrawal Form. If we extend the Expiration Date, you may withdraw or change your election with respect to some or all of your Eligible Options at any time until the extended Offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election Form or Withdrawal Form we receive before the Expiration Time. (See Section 5) However, if we have not accepted your election by 12:00 midnight, Boston, Massachusetts time, on October 1, 2007, you may withdraw your previously submitted election to have your Eligible Options exchanged at any time thereafter. (See Section 5)

Q37.	How do I withdraw my election?

A37.	To withdraw your election with respect to some or all of your Eligible Options, you must do the following before the Expiration Time:

1.	Properly complete and manually sign the attached Withdrawal Form.

2.	Deliver the completed and signed Withdrawal Form via e-mail (such as a PDF or other scanned image of the signed document) to TOAdmin@sycamorenet.com or via fax to (978) 250-6981. (See Section 5)

Any election with respect to Eligible Options for which you do not withdraw a previously submitted acceptance of this Offer will remain in effect under this Offer pursuant to the last properly submitted Election Form.

Q38.	What if I withdraw my election and then decide that I want to participate in this Offer?

A38.	If you have withdrawn your election to exchange your Eligible Options and then decide that you would like to participate in this Offer, you may re-elect to participate by submitting a new properly completed Election Form before the Expiration Time. You may elect to accept this Offer with respect to some or all of your Eligible Options. The new Election Form must be signed and dated after the date of your Withdrawal Form and must be actually received by Sycamore via the specified e-mail or fax by the relevant deadline. (See the Answers to Questions 5 and 31; and Section 5)

Q39.	How should I decide whether or not to exchange my Eligible Options?

A39.	We understand that the decision whether or not to accept this Offer with respect to your Eligible Options may be a challenging one for many Eligible Option Holders. Deciding to participate in this Offer does carry risks (see “Risks of Participating in the Offer” beginning on page 17 for information regarding some of these risks), and there are no guarantees that you would not ultimately receive greater value from your Eligible Options (such as by exercising them now), even considering the potential tax consequences of exercising or keeping them (as described in Section 14) than what we are offering as consideration in this Offer. The decision to participate in this Offer must be your own. We recommend that you consult with your financial, legal and/or tax advisors to determine if participation in this Offer is right for you. (See Section 3)

Q40.	What happens if the Fair Market Value of the Common Stock on the New Option Grant Date is less than the New Exercise Price? Will my New Options have a price that is less than the New Exercise Price?

A40.	No. Even if the Fair Market Value of our Common Stock on the New Option Grant Date is less than the New Exercise Price, if you elect to exchange your Eligible Options, then your New Options will have exercise prices per share equal to the New Exercise Prices set forth in your personalized Election Form.

Q41.	When will I be able to exercise my New Options and sell the shares that I receive?

A41.	Your ability to sell any shares that you receive upon exercise of your New Options will be subject to our Blackout Period Policy and our Insider Trading Policy as well as applicable law. Under these policies, certain designated individuals are generally prohibited from trading in our Common Stock from the close of business on the 1st day of the third month of each fiscal quarter through the first full two (2) trading days after we release our earnings with respect to that quarter. From time to time, we may also notify certain employees with inside knowledge of material information that they may be subject to additional restrictions on trading. We refer to these restricted trading periods as “blackout periods.” Our blackout period with respect to our fourth quarter financial results for fiscal year 2007 commenced at the close of business on June 1, 2007.

The anticipated Expiration Date of this Offer is scheduled to fall within the current blackout period related to the pending release of our fourth quarter financial results. Based on this timing, we currently expect that certain designated individuals will not be able to exercise their New Options and sell those shares immediately following the completion of this Offer.

Q42.	If I am no longer an employee of Sycamore on January 1, 2008, am I still entitled to my cash payment if my Eligible Options are exchanged pursuant to this Offer?

A42.	Yes. Subject to the terms of this Offer and upon our acceptance of your election to exchange your Eligible Options, you will receive, promptly following the expiration of this Offer, a “New Stock Option Agreement and Promise to Make Cash Payment,” substantially in the form of Schedule C, evidencing your right to receive the related cash payment. The cash payment will not be subject to any vesting conditions or otherwise be subject to forfeiture. You will receive the cash payment on or about your first scheduled regular payroll date in January 2008 had you been employed with us, but not before January 1, 2008.

Q43.	With whom may I speak if I have questions about this Offer or need additional copies of the Offer documents?

A43.	For additional information or assistance, you should contact one of the following individuals (See Section 10):

Beth Panfil Stock Plan Administrator III Sycamore Networks, Inc. 220 Mill Road Chelmsford, Massachusetts 01824 (978) 250-2947	or	Alan Cormier General Counsel Sycamore Networks, Inc. 220 Mill Road Chelmsford, Massachusetts 01824 (978) 250-2921

Q44.	What does Sycamore think of this Offer?

A44.	Although our Board of Directors has approved this Offer, neither we nor our Board of Directors has made or will make any recommendation as to whether or not you should accept this Offer. You must make your own decision whether or not to accept this Offer after taking into account your own personal circumstances and preferences. You should be aware that adverse federal tax consequences under Section 409A may apply to an Eligible Option if it is not exchanged. We recommend that you consult with your financial, legal and/or tax advisors to determine if participation in this Offer is right for you. (See Sections 1, 2 and 3).

RISKS OF PARTICIPATING IN THE OFFER

Participating in this Offer involves a number of risks, including those described below. These risks and the risk factors in Part I, “Item IA. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended July 31, 2006 and under the heading entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Reports on Form 10-Q for the fiscal quarter ended April 28, 2007, filed with the Securities and Exchange Commission and incorporated herein by reference, highlight the material risks of participating in this Offer. The following discussion should be read in conjunction with our summary financial information attached as Schedule B to this Offer to Exchange and with our complete financial statements and notes to the financial statements included in our most recent Forms 10-K, 10-Q and 8-K (as such documents may be amended). See Section 17—“Additional Information.” You should carefully consider these risks and are encouraged to speak with your financial, legal and/or tax advisors before deciding whether to participate in this Offer.

Offer-Related Risks

The Value of Our Common Stock May Decline Between the Date of this Offer and the Time When You Are Able to Exercise Your New Options.

A number of factors, many of which are beyond our control, may cause the market price of our Common Stock to fluctuate significantly. See Part I, Item IA “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended July 31, 2006 for a discussion of some of these factors.

In order for your Eligible Options to be exchanged, you must elect to exchange your Eligible Options and not exercise those options until they have actually been exchanged following the completion of this Offer. Further, the consummation of this Offer is subject to certain conditions and, if completed, New Options are currently expected to be issued during a “blackout” period. See the Answers to Questions 30 and 41 for a further discussion. As a result, it is possible that certain individuals may lose the benefit of any price appreciation in our Common Stock in the event that the price of our Common Stock has declined by the time that they are able to exercise their New Options. This could result in holders of options who did not participate in this Offer receiving a greater financial benefit than certain holders of options who do participate, even after taking into account the potential adverse federal tax consequences of not participating.

Tax-Related Risks

Even If You Accept this Offer And Your Eligible Options Are Exchanged, You May Still Be Subject to Adverse Tax Consequences.

Because your Eligible Options were issued with an exercise price for the underlying shares that is lower than the Fair Market Value of the underlying shares of our Common Stock on the applicable Measurement Dates determined by us for accounting and tax purposes, such options may be subject to adverse income taxation under Section 409A. (See the Answer to Question 18 and Section 14) We believe that, by accepting this Offer, an Eligible Option Holder will avoid adverse income tax consequences under Section 409A. We believe that this Offer complies with available guidance to avoid the adverse federal tax consequences of Section 409A with respect to the Eligible Options. Guidance issued after the date of this Offer or a future determination by the Internal Revenue Service or U. S. Treasury Department could provide that the New Options do not avoid the adverse personal tax consequences of Section 409A or that it may have been more beneficial had you not participated in the Offer and instead retained your Eligible Options with their original terms. We cannot guarantee the effect of any future Internal Revenue Service guidance. Therefore, it is not completely certain that exchanging the Eligible Options pursuant to this Offer will allow you to completely avoid the potential adverse income tax consequences under Section 409A.

The Tax Treatment of Eligible Options under State Tax Law or the Tax Law of other Jurisdictions is Not Completely Certain, and You May Be Required to Recognize Income Prior to the Exercise of Your Eligible Options or Pay an Additional Tax Penalty and Interest Charge in Respect of Your Eligible Options under Applicable State or Foreign Tax Laws, Even If You Participate in this Offer.

It is possible that your Eligible Options will be subject to taxes that are imposed under applicable state tax laws or foreign tax laws that are similar to Section 409A. Therefore, you may incur taxes and charges under such provisions with respect to your Eligible Options based on the jurisdiction in which you are subject to taxation in addition to the federal taxes and charges you may pay under Section 409A. For instance, California has adopted a provision similar to Section 409A that may result in an aggregate federal and state tax rate (including both general income taxes and taxes imposed by Section 409A and the state tax equivalent) of approximately 80% with regard to a stock option that was issued with an exercise price below the Fair Market Value of the underlying shares of Common Stock. It is not certain that participation in this Offer will avoid the potential adverse personal tax consequences under state or foreign tax laws that are similar to Section 409A.

In addition, if you are subject to the tax laws in more than one jurisdiction, you should be aware that tax consequences of more than one jurisdiction may apply to your Eligible Options as a result of your participation in this Offer.

Section 14 of this Offer to Exchange describes the material U.S. federal income tax consequences if you participate in this Offer and if you do not participate in this Offer.

Your Cash Payments Will Be Taxable Even If Your New Options Are Not Exercised.

Any cash payments received for your Eligible Options exchanged pursuant to this Offer will be subject to regular income and employment tax withholding at the time of receipt. Your resulting tax liability when you file your income tax return could differ from the amount of taxes we are required to withhold and, as a result, it is possible that additional taxes may be due for the year you receive the cash payment.

We recommend that you consult with your personal financial, legal and/or tax advisors as to the federal, foreign, state and local tax consequences of participating in this Offer.

Procedural Risks

Your Failure to Properly Complete and Send the Appropriate Forms Could Cause Your Election or Withdrawal to be Rejected.

You are responsible for making sure that your Election Form and/or Withdrawal Form are received by us prior to the Expiration Time. Your submissions may only be made via the specified e-mail or fax. Submissions made by any other means, including hand delivery, overnight courier, interoffice mail or U.S. mail (or other postal service) or to any other e-mail address or fax number, will not be accepted. We recommend that you keep a copy of your submissions and confirm receipt if you have not received an e-mail confirmation from us that we have received your Election Form and/or Withdrawal Form after three (3) U.S. business days have elapsed. If we do not have a record of receipt of your Election Form and/or Withdrawal Form and you do not have evidence of timely submission, we will not be obligated to change any determinations we may have made regarding your participation in this Offer. In addition, please note that confirmation of receipt of your Election Form or Withdrawal Form does not indicate that your form was properly completed or otherwise complied with the requirements of this Offer.

THE OFFER

1. Eligibility

Eligible Option Holders

You are an “Eligible Option Holder” only if you (1) are a current employee of Sycamore (other than an executive officer or director) through the Expiration Time, (2) are subject to taxation in the United States, and (3) hold Eligible Options that remain outstanding through the Expiration Time.

To receive New Options, you must remain employed by Sycamore or a successor entity through the New Option Grant Date, which is the same day as the Cancellation Date. If we do not extend the Offer, the Cancellation Date and the New Option Grant Date will be August 31, 2007. If, for any reason, you do not remain an employee of Sycamore or a successor entity through the New Option Grant Date, your election to exchange your Eligible Options will not be accepted, you will keep your Eligible Options in accordance with their original terms and you will not receive any New Options, cash payments or other benefit for any Eligible Options you elect to exchange. Unless you have an express written contract with the Company signed by an authorized officer of the Company, your employment with Sycamore will remain “at-will” and can be terminated by your or us at any time, with or without cause or notice.

None of our executive officers or members of our Board of Directors are eligible to participate in this Offer. (See Section 11)

Eligible Options

An “Eligible Option” is any option to purchase shares of our Common Stock that meets each of the following conditions:

•	the option was granted under the Plan;

•

the option has an exercise price for the underlying shares that is less than the Fair Market Value of our Common Stock on the applicable Measurement Date for such option, as determined by us for accounting and tax purposes;

•	the option has an exercise price for the underlying shares that is less than or equal to $25;

•

the option was unvested as of January 1, 2005 (if only a portion of an option grant was unvested as of January 1, 2005, then only the unvested portion of the grant as of such date is an “Eligible Option”); and

•	the option is outstanding as of the Expiration Time.

2. Number of Options; Expiration Date.

Subject to the terms and conditions of this Offer, we will accept for exchange all Eligible Options that are held by Eligible Option Holders and that are properly elected to be exchanged, and are not validly withdrawn, before the Expiration Time.

As noted above, in order to be eligible, the Eligible Options must be outstanding as of the Expiration Time. For example, if a particular option expires or is exercised after the commencement of this Offer, but before the Expiration Time, that particular option grant is not eligible for exchange. In addition, any options that vested prior to January 1, 2005, or that have exercise prices greater than $25, are not Eligible Options and are not included in this Offer and, accordingly, such options will retain the original terms under which they were granted.

If you participate in this Offer, you will be required to accept this Offer with respect to the entire eligible portion of each Eligible Option with respect to which you participate but not necessarily with respect to all of your Eligible Options if you hold more than one Eligible Option. A personalized Election Form is included with this Offer to Exchange that sets forth each Eligible Option that you hold.

We will accept elections to exchange portions of an Eligible Option only if that option is covered by a domestic relations order (or comparable legal document as the result of the end of a marriage). (See the Answer to Question 21)

Subject to the terms of this Offer and upon our acceptance of your properly submitted election to exchange your Eligible Options, those Eligible Options will be cancelled and you will be granted New Options with exercise prices per share equal to the Fair Market Value of a share of our Common Stock on the applicable Measurement Date for that option determined by us for accounting and tax purposes and issued a promise to make the specified cash payments related to the Eligible Option exchanged. The New Exercise Price for each of your Eligible Options is set forth on the personalized Election Form that we have included with this Offer to Exchange. Each New Option will otherwise continue to be subject to the same vesting schedule, exercise period, option term and other terms and conditions as in effect for that Eligible Option immediately prior to its cancellation. The cash payment will be equal to the result obtained by multiplying the difference between the New Exercise Price per share of the New Option and the original exercise price per share of the Eligible Option for which it was exchanged by the number of unexercised shares of our Common Stock subject to the Eligible Option which was exchanged for such New Option. This payment, less any applicable tax withholdings, will be made on or about your first regular payroll date in January, but not before January 1, 2008, and will not be subject to any vesting conditions or otherwise be subject to forfeiture.

Here is an example that illustrates how the exchange and the cash payment will affect you. The example uses the following assumptions:

•	Assume you were originally granted options to purchase 7,500 shares of our shares of Common Stock on November 30, 2003, which options vested as follows:

•	Options to purchase 1,500 shares of our Common Stock vest on November 30, 2004

•	Options to purchase 1,500 shares of our Common Stock vest on November 30, 2005

•	Options to purchase 1,500 shares of our Common Stock vest on November 30, 2006

•	Options to purchase 1,500 shares of our Common Stock vest on November 30, 2007

•	Options to purchase 1,500 shares of our Common Stock vest on November 30, 2008

•	The exercise price of the options is $3.50 per share.

•	The Fair Market Value of our Common Stock on the applicable Measurement Date was $3.65 per share.

•

On December 31, 2004, the option had vested with respect to the right to purchase 1,500 shares of our Common Stock. The remaining options to purchase 6,000 shares of our Common Stock were unvested and would be Eligible Options under this Offer.

•	You have not exercised any of the options.

If you elect to exchange your Eligible Options as described in this Offer to Exchange, you will have the following after the exchange:

(1)	1,500 options with an exercise price equal to $3.50 per share, all of which are vested because these options vested before January 1, 2005,

(2)	New Options to purchase 6,000 shares of our Common Stock with an exercise price equal to $3.65 per share of which options to purchase 3,000 shares of our Common Stock are vested as of the date of this Offer and 3,000 are not vested; and

(3)	you will be entitled to receive a cash payment equal to $900.00 (less applicable withholding taxes) on or about your first regular payroll date in January 2008, calculated as the difference between the New Exercise Price and the original exercise price ($3.65—$3.50) multiplied by 6,000, which is the number of shares of our Common Stock that may be purchased by options that vested or are scheduled to vest on or after January 1, 2005.

If you had previously exercised any options, those options are not Eligible Options and would have been excluded from this Offer and you would not have been eligible to receive any New Options or cash payments with respect to those options through this Offer.

The Fair Market Value per share of our Common Stock on the Expiration Date does not impact the New Exercise Price for the New Options. It is not relevant whether the Fair Market Value of our Common Stock on the Expiration Date is higher or lower than the New Exercise Price on the applicable Measurement Date. Your New Option will have an exercise price per share equal to the New Exercise Price.

The Expiration Time for this Offer will be 5:00 p.m., Boston, Massachusetts time, on August 31, 2007, unless we extend this Offer. We may, in our discretion, extend the Offer, in which event the Expiration Time shall refer to the latest time and date at which the extended Offer expires. See Section 15 of this Offer to Exchange for a description of our rights to extend, terminate and amend this Offer.

3. Purpose of the Offer.

The U. S. Treasury Department regulations issued under Section 409A provide that stock options that vest after December 31, 2004 that were issued with an exercise price less than the Fair Market Value of the underlying stock on the applicable measurement dates for such options (i.e., granted at a discount) generally are deferred compensation that is not compliant with Section 409A. We have determined that our stock options that qualify as “Eligible Options” for the purposes of this Offer likely do not comply with Section 409A and will, therefore, likely result in adverse federal tax consequences to the holder. We made this determination as the result of our internal investigation into our historical stock option grant practices as more fully described in our Annual Report on Form 10-K for the fiscal year ended July 31, 2006, which is incorporated herein by reference. Accordingly, Eligible Option Holders may be subject to adverse federal tax consequences.

Although the regulations issued under Section 409A do not yet address the calculation or timing of amounts required to be included in income under Section 409A, the U.S. Treasury Department and Internal Revenue Service provided interim guidance that makes it likely that an Eligible Option Holder will recognize an amount of income equal to the excess, if any, of the Fair Market Value of the underlying stock over the exercise price of the option on December 31 of the year in which the option vests (or, if later, at the end of the transition period available for exchanging options to comply with Section 409A) and will recognize additional income in each subsequent tax year equal to any further increase in the value of the underlying stock. Such recognized income will be subject to regular income tax, an additional 20% federal tax and other charges before (and regardless of whether) the option is exercised.

If you exchange your Eligible Options for New Options with exercise prices for the underlying shares equal to or greater than the Fair Market Value of our Common Stock on the applicable Measurement Dates, we expect that the unfavorable federal tax consequences that otherwise may apply to your Eligible Options will be avoided. Because the Eligible Options have intrinsic value, we are also providing the cash payment in order to preserve as best as practicable the economic characteristics of the options originally contemplated when the option grants were made. However, you will recognize taxable income at the time you receive the cash payment. In addition, you may recognize taxable income when you exercise your New Options as is typically the case when options are exercised and/or when you sell the shares you acquire upon exercise of the New Options. For additional information relating to the taxation of your stock options, you should refer to the prospectus for the Plan that we previously delivered to you and to Section 14 of this Offer to Exchange.

4. Procedures for Electing to Participate in this Offer.

Proper Election to Exchange Options.

We have provided a personalized Election Form for you to complete and return if you wish to accept this Offer. The Election Form contains a personal summary of the Eligible Options that you currently hold, the original exercise price of such Eligible Options, as well as the New Exercise Price of the New Options you will receive in exchange should you accept this Offer with respect to such Eligible Options, a description of the cash payments to be made with respect to each Eligible Option exchanged pursuant to this Offer and other relevant information.

Participation in this Offer is voluntary. To participate in this Offer, you must, in accordance with the instructions of the Election Form, properly complete, sign and deliver the Election Form, along with any other required documents, via e-mail (such as a PDF or other scanned image of the signed document) to TOAdmin@sycamorenet.com or via fax to (978) 250-6981. Except in accordance with the next sentence, the Election Form must be executed by the Eligible Option Holder. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence satisfactory to us of the authority of such person to act in such capacity must be indicated on the Election Form.

We must receive all of the required documentation before the Expiration Time. The Expiration Time will be 5:00 p.m., Boston, Massachusetts time, on August 31, 2007, unless we extend the Offer. If we extend this Offer, we must receive those documents before the extended Expiration Time of this Offer. We will not accept delivery of any Election Form after the Expiration Time. If we do not receive a properly completed and duly executed Election Form from you prior to the Expiration Time, your Eligible Options will not be exchanged.

Election Forms and related documents may only be submitted to us via the specified e-mail or fax. Submission by any other means, including hand delivery, overnight courier, interoffice mail or U.S. mail (or other postal service) or to any other e-mail address or fax number are not permitted. Delivery of all documents, including the Election Form and any other required documents, is at your risk. You should allow sufficient time to ensure timely delivery. We intend to confirm the receipt of your Election Form by e-mail within three (3) U.S. business days. In addition, please note that confirmation of receipt of your Election Form or Withdrawal Form does not indicate that your form was properly completed or otherwise complied with the requirements of the Offer. If you have not received an e-mail confirmation that we have received your Election Form and/or Withdrawal Form after three (3) U.S. business days have elapsed, we recommend that you confirm that we have received your Election Form by first e-mailing TOAdmin@sycamorenet.com. If you do not receive a response from TOAdmin@sycamorenet.com, you should contact Beth Panfil in the Sycamore Stock Plan Administration Department at (978) 250-2947 or Alan Cormier in the Sycamore Legal Department at (978) 250-2921.

You cannot accept this Offer with respect to only a portion of one of your Eligible Options, and we will not accept such a partial acceptance except under the limited circumstances described in the Answer to Question 21. Accordingly, if you decide to accept this Offer with respect to an Eligible Option, you must accept this Offer with respect to all the shares subject to such Eligible Option. However, you may choose to exchange all or only some of your Eligible Options.

Your election to participate will become irrevocable after 5:00 p.m., Boston, Massachusetts time, on August 31, 2007, unless this Offer is extended past that time, in which case your election will become irrevocable after the new Expiration Time. The only exception is that if we have not accepted your Eligible Options by 5:00 p.m., Boston, Massachusetts time, on October 1, 2007, you may withdraw a previously submitted election to exchange your Eligible Options at any time thereafter. You may change your mind after you have submitted an Election Form and withdraw from this Offer at any time before the Expiration Time, as described in Section 5. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election Form or Withdrawal Form we receive before the Expiration Time.

This is a one-time offer, and we will strictly enforce the Offer Period.

Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects.

We will determine, in our discretion, all questions as to the validity, form and eligibility (including time of receipt) of any Election Forms that we receive, and we will decide, in our sole discretion, all questions as to the number of shares of our Common Stock comprising the Eligible Option and the amount of the cash payment relating to each properly submitted election to exchange and Eligible Option. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any Election Form or any Eligible Options elected to be exchanged that we determine do not comply with the requirements set forth herein, are not in the appropriate form or are unlawful to accept. Otherwise, we intend to exchange each Eligible Option for which we have received a properly and timely submitted election to exchange that is not validly withdrawn. We also reserve the right to waive any of the conditions of this Offer or any defect or irregularity in any election to exchange any particular Eligible Options or for any particular Eligible Option Holder, provided, that if we grant any such waiver, it will be granted with respect to all Eligible Option Holders and Eligible Options elected to be exchanged. No election to exchange Eligible Options will be deemed to have been properly made until all defects or irregularities have been cured by the Eligible Option Holder submitting such election or waived by us. Neither we nor any other person is obligated to give you notice of any defects or irregularities in any Election Form, nor will anyone incur any liability for failure to give any notice.

Your election to exchange Eligible Options through the procedures described above constitutes your acceptance of the terms and conditions of this Offer. Our acceptance of your Eligible Options for exchange will constitute a binding agreement between Sycamore and you, subject to the terms and conditions of this Offer.

Subject to our rights to extend, terminate and amend this Offer, we currently expect that we will, promptly upon the expiration of this Offer, accept all properly submitted elections to exchange Eligible Options that have not been validly withdrawn, and we will cancel those options and issue New Options with New Exercise Prices and promises to make the related cash payments promptly following the Expiration Time.

5. Withdrawal Rights and Change of Election.

You may withdraw a previously submitted acceptance of this Offer only in accordance with the provisions of this Section 5.

You may withdraw your submitted election to exchange your Eligible Options at any time by 5:00 p.m., Boston, Massachusetts time, on August 31, 2007. If we extend this Offer, you may withdraw your election at any time until the extended Expiration Time. In addition, although we intend to accept, promptly after the expiration of this Offer, all properly submitted elections to exchange the Eligible Options, if we have not accepted your election to exchange your properly submitted Election Form promptly by 12:00 midnight, Boston, Massachusetts time, on October 1, 2007, you may withdraw your election to exchange your Eligible Options at any time thereafter.

To validly withdraw your election to exchange your Eligible Options, you must deliver to us a properly completed and duly executed Withdrawal Form while you still have the right to withdraw the submitted Election Form. You may submit the Withdrawal Form to us only by e-mail (such as a PDF or other scanned image of the signed document) to TOAdmin@sycamorenet.com or via fax to (978) 250-6981. Submissions by any other means, including hand delivery, overnight courier, interoffice mail or U.S. mail (or other postal service) or to any other e-mail address or fax number, are not permitted.

Although you may withdraw your election with respect to some or all of your Eligible Options, to the extent you accept this Offer with respect to multiple Eligible Options, you may not withdraw your acceptance of this Offer with respect to only a portion of an Eligible Option. If you choose to withdraw your election to exchange with respect to any Eligible Option, you must withdraw the entire election with respect to such Eligible Option.

Except in accordance with the next sentence, the Withdrawal Form must be executed by the Eligible Option Holder who submitted the election to exchange the Eligible Options. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence satisfactory to us of the authority of such person to act in such capacity must be indicated on the Withdrawal Form.

You may not rescind any withdrawal, and any election to exchange your Eligible Options you withdraw will not thereafter be deemed to be subject to this Offer, unless you properly resubmit a new Election Form indicating your election to exchange your Eligible Options before the Expiration Time by following the procedures described in Section 4 of this Offer to Exchange. This new Election Form must be properly completed, signed and dated after your original Election Form and after your Withdrawal Form and actually received by us by the Expiration Time. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election Form or Withdrawal Form we receive before the Expiration Time. We must receive the properly completed and manually signed Withdrawal Form or Election Form before the Expiration Time. The Expiration Time will be 5:00 p.m., Boston, Massachusetts time, on August 31, 2007, unless we extend this Offer.

Neither we nor any other person is obligated to give you notice of any defects or irregularities in any Withdrawal Form or any new Election Form submitted to us, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of Withdrawal Forms and new Election Forms. Our determination of these matters will be final and binding.

We intend to confirm the receipt of your Withdrawal Form and/or any new Election Form by e-mail within three (3) U.S. business days. In addition, please note that confirmation of receipt of your Election Form or Withdrawal Form does not indicate that your form was properly completed or otherwise complied with the requirements of this Offer. If you have not received an e-mail confirmation that we have received your Withdrawal Form after three (3) U.S. business days have elapsed, we recommend that you confirm that we have received your Withdrawal Form and/or any Election Form by first e-mailing TOAdmin@sycamorenet.com. If you do not receive a response from TOAdmin@sycamorenet.com, you should contact Beth Panfil in the Sycamore Stock Plan Administration Department at (978) 250-2947 or Alan Cormier in the Sycamore Legal Department at (978) 250-2921. Only responses that are complete, signed and actually received by the specified e-mail or fax by the deadline will be accepted as provided in this Offer to Exchange. Responses submitted by any other means, including by hand delivery, overnight courier, interoffice mail or U.S. mail (or other postal service) or to any other e-mail address or fax number, are not permitted.

6. Acceptance of Options for Exchange; Issuance of New Options and Cash Payments.

Our receipt of your Election Form (including our confirmation of receipt) is not by itself an acceptance of your Eligible Options for exchange. Subject to the terms and conditions of this Offer, and promptly following the Expiration Time, we will accept for exchange and cancel all Eligible Options properly elected to be exchanged and not validly withdrawn before the Expiration Time. Once the exchanged Eligible Options are cancelled, you will no longer have any rights with respect to those options. Subject to the terms and conditions of this Offer, if you properly elect to exchange your Eligible Options and your election is accepted by us, these Eligible Options will be cancelled as of the Cancellation Date, which is on the same date as the Expiration Date. We expect the Cancellation Date will be August 31, 2007, unless the Offer Period is extended. As of that same date, you will become entitled to receive the Option Exchange Consideration described below, subject to any applicable vesting.

Our acceptance of your election to exchange your Eligible Options constitutes a binding agreement between us and you upon the terms and subject to the conditions of this Offer.

We will provide oral or written notice to the Eligible Option Holders generally of our acceptance of Eligible Options for exchange. We may issue this notice of acceptance by e-mail or by other method of communication. Subject to our rights to terminate this Offer, discussed in Section 15 of this Offer to Exchange, we currently intend to exchange Eligible Options promptly after the Expiration Time, which we presently expect will be 5:00 p.m., Boston, Massachusetts time, on August 31, 2007, unless the Offer Period is extended, all Eligible Options that have been properly submitted for exchange on a timely basis.

In exchange for the Eligible Options you elect to exchange, you will be entitled to receive the Option Exchange Consideration, which will consist of New Options with New Exercise Prices as set forth on the related Election Form and will retain all of the exchanged Eligible Options’ other original terms and conditions, and a cash payment. We will grant the New Options on the New Option Grant Date. The New Option Grant Date will be the same date as the Expiration Date, which will be the same date as the Cancellation Date. We expect that the New Option Grant Date will be August 31, 2007, unless the Offer Period is extended. If the Expiration Date is delayed, the New Option Grant Date will be similarly delayed. As of that same date, you will become entitled to receive the cash payment described in this Offer to Exchange, subject to the terms and conditions set forth herein.

Promptly after the Expiration Time, we will send you an executed “New Stock Option Agreement and Promise to Make Cash Payment,” substantially in the form of Schedule C, executed by us regarding your New Options and evidencing your right to receive cash payments for any Eligible Options you elect to exchange. Any cash payments owed to you for your exchanged Eligible Options will be paid to you, less any applicable tax withholdings, as described in Section 2. If you do not receive a “New Stock Option and Promise to Make Cash Payment” within fifteen (15) U.S. business days after the Expiration Date, please first e-mail TOAdmin@sycamorenet.com. If you do not receive a response from TOAdmin@sycamorenet.com, you should contact Beth Panfil in the Sycamore Stock Plan Administration Department at (978) 250-2947 or Alan Cormier in the Sycamore Legal Department at (978) 250-2921.

If, for any reason, your Eligible Options are not outstanding as of the Expiration Time, then you will not receive any New Options or be eligible to receive cash payments with respect to any such options that are no longer outstanding, even if you submitted an election to have those options exchanged prior to the Expiration Time.

Options that we do not accept for exchange will remain outstanding until they expire by their terms and will retain their current exercise prices and vesting schedules. Please see the Answers to Questions 16-19 and Section 14 for a description of the tax consequences to you of accepting this Offer, as well as the tax consequences of not participating in this Offer.

7. Conditions of the Offer.

Notwithstanding any other provision of this Offer, we will not be required to accept any election to have any Eligible Options exchanged, and we may terminate this Offer, or postpone our acceptance and cancellation of any Eligible Options elected to be exchanged, in each case, subject to Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if at any time on or after the date this Offer begins, and before the Expiration Time, any of the following events has occurred, or has been determined by us to have occurred and, in our reasonable judgment in any such case, the occurrence of such event or events makes it inadvisable for us to proceed with this Offer or to accept for exchange the Eligible Options that you elect to exchange:

•

there shall have been threatened or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of this Offer or otherwise relating, in any manner, to this Offer;

•

any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to this Offer, any of which might restrain, prohibit or delay completion of this Offer or impair the contemplated benefits of this Offer (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of this Offer);

•	there shall have occurred:

•	any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or on an over-the-counter market in the United States,

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory,

•

any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States, including, but not limited to, any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority,

•

in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally, including a decline of at least 10% in either the Dow Jones Industrial Average, the NYSE Index or the Standard & Poor’s 500 Index from the date of commencement of this Offer,

•

the commencement or continuation of a war or other national or international calamity directly or indirectly involving the United States, which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of this Offer, or

•	if any of the situations described above existed at the time of the commencement of this Offer and that situation, in our reasonable judgment, deteriorates materially after commencement of this Offer;

•

a tender or exchange offer, other than this Offer by us, for some or all of our outstanding shares of Common Stock, or a merger, acquisition or other business combination proposal involving us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or any material change or other material development with respect to any such event that exists at the time of the commencement of this Offer or we shall have learned that

•

any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding shares of Common Stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of this Offer,

•	any such person, entity or group which had publicly disclosed such ownership prior to such date shall acquire additional shares of our Common Stock constituting more than 1% of our outstanding shares,

•

any new group shall have been formed that beneficially owns more than 5% of our outstanding shares of our Common Stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with this Offer or accept Eligible Options for exchange, or

•

any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of our assets or securities or any assets or securities of our subsidiaries;

•

there shall have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with this Offer other than as contemplated as of the commencement date of this Offer (as described in Section 12);

•

any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations or stock ownership of Sycamore that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of this Offer (see Section 3 for a description of the contemplated benefits of this Offer); or

•

any rules or regulations by any governmental authority, the National Association of Securities Dealers, the NASDAQ Global Market, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced or deemed applicable to us.

If any of the above events occur, we may:

•	terminate this Offer;

•	modify the terms of this Offer; or

•	waive any unsatisfied condition and, subject to any requirement to extend the Offer Period, complete this Offer.

The conditions to this Offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the Expiration Time. We may waive any condition, in whole or in part, at any time and from time to time before the Expiration Time, in our discretion, whether or not we waive any other condition to this Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

THIS OFFER IS NOT CONDITIONED ON ANY FINANCIAL ARRANGEMENT OR FINANCIAL PLANS.

8. Price Range of Shares Underlying the Options.

Our Common Stock that underlies your Eligible Options is traded on the NASDAQ Global Market under the ticker symbol “SCMR.” The following table shows, for the periods indicated, the high and low intraday sales price per share of our Common Stock as reported by the NASDAQ Global Market.

	High	Low
Fiscal Year Ended July 31, 2007
Fourth Quarter ended July 31, 2007	$4.30	$3.67
Third Quarter ended April 28, 2007	4.03	3.61
Second Quarter ended January 27, 2007	3.92	3.64
First Quarter ended October 28, 2006	4.08	3.52

Fiscal Year Ended July 31, 2006
Fourth Quarter ended July 31, 2006	$4.84	$3.62
Third Quarter ended April 29, 2006	5.09	4.36
Second Quarter ended January 28, 2006	4.97	3.69
First Quarter ended October 29, 2005	3.88	3.53

Fiscal Year Ended July 31, 2005
Fourth Quarter ended July 31, 2005.	$3.62	$3.22
Third Quarter ended April 30, 2005	3.62	3.35
Second Quarter ended January 29, 2005	4.10	3.46
First Quarter ended October 30, 2004	3.92	3.38

On July 31, 2007, the last reported sale price of our Common Stock, as reported by the NASDAQ Global Market was $4.16 per share.

The price of our Common Stock has been, and in the future may be, volatile and could decline. The trading price of our Common Stock has fluctuated in the past and is expected to continue to do so in the future, as a result of a number of factors, many of which are outside our control. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many companies and have often been unrelated or disproportionate to the operating performance of these companies.

You should evaluate current market quotes for our Common Stock, among other factors, before deciding whether or not to accept this Offer.

9. Source and Amount of Consideration; Terms of New Options.

Consideration.

If we accept your election to exchange an Eligible Option, we will issue you a New Option with an exercise price per share equal to the Fair Market Value per share of our Common Stock on the applicable Measurement Date for that Eligible Option, as set forth on the related Election Form and a promise to make the related cash payment. The cash payment will be paid to you on or about your first regular payroll date in January 2008. The cash payment will be made from our existing cash and cash equivalents, and you will be a general creditor of our company with respect to any cash payment to which you are entitled.

If we receive and accept elections to exchange all Eligible Options for all Eligible Option Holders, subject to the terms and conditions of this Offer, then we will grant New Options to purchase a total of approximately 1,198,942 shares of our Common Stock, or approximately 0.4% of the total shares of our Common Stock outstanding as of July 31, 2007. Assuming that all Eligible Options outstanding on the date of this Offer are exchanged, then the total cash payments that we will be required to make pursuant to this Offer will be $187,112.36.

Terms of the New Options.

For every one (1) Eligible Option you elect to exchange pursuant to this Offer, you will receive one (1) New Option and a cash payment as set forth in your personalized Election Form. For purposes of this Offer, the term “option” generally refers to an option to purchase one share of our Common Stock. Each New Option will be granted on the New Option Grant Date (expected to be August 31, 2007) under the Plan. All New Options will be subject to a new stock option agreement between you and Sycamore.

Except for the New Exercise Price, each Eligible Option that is exchanged pursuant to this Offer will continue to remain subject to the same terms and conditions as in effect for that option immediately prior to its cancellation. Accordingly, the New Option will vest in accordance with the same vesting schedule measured from the same vesting commencement date and it will have the same exercise period, option term and other conditions currently in effect for that option.

The exchange of the Eligible Options with respect to which this Offer has been accepted will not create any contractual or other right of the accepting option holders to receive any future grants of stock options or other stock—based compensation. This Offer does not change the “at—will” nature of an optionee’s employment with us, and, except for optionees who are party to an employment agreement with us, an optionee’s employment may be terminated by us or by the optionee at any time, for any reason, with or without cause. The employment of optionees outside the United States may be terminated subject to the requirements of local law and the terms of any employment agreement.

The Eligible Options have all been granted pursuant to the Plan, and the New Options that are issued in exchange for the Eligible Options will be granted pursuant to, and will continue to remain outstanding under, the Plan. The following is a description of the principal features of the Plan that applies to equity awards. The only form of equity award that constitutes an “Eligible Option” for the purposes of this Offer is a non-qualified stock option described on your personalized Election Form, which is included with this Offer to Exchange.

Summary of the 1999 Stock Incentive Plan, as Amended

The following description summarizes the material terms of the Plan. Our statements in this Offer to Exchange concerning the Plan and the New Options are summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the Plan, and the form of option agreement under the Plan, which have been filed as exhibits to the Schedule TO of which this Offer to Exchange is a part. See “Additional Information” in Section 17. We have also previously provided you with a copy of the Plan. Please contact Beth Panfil in the Sycamore Stock Plan Administration Department at (978) 250-2947 or Alan Cormier in the Sycamore Legal Department at (978) 250-2921, to receive an additional copy of the Plan, and the form of option agreement thereunder. We will promptly furnish you copies of these documents upon request at our expense.

Administration. Our Board of Directors (the “Board”) administers the Plan and has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Plan and to interpret its provisions. The Board may delegate authority under the Plan to one or more committees of the Board and, subject to certain limitations, to one or more of our executive officers. The Board has authorized the Compensation Committee to administer the Plan, including the granting of all equity compensation awards. Subject to any applicable limitations contained in the Plan, the Board, its Compensation Committee or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of awards and determines: (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable; (ii) the exercise price of options; (iii) the duration of options; and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including the conditions for repurchase, issue price and repurchase price.

Eligibility. Our officers, employees, directors, consultants and advisors and those of our subsidiaries are eligible to receive awards under the Plan. Under present law, however, incentive stock options may only be granted to employees.

Types of Grants. The Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, non-qualified stock options, restricted stock awards and other stock-based awards. No participant in the Plan may receive any award for more than 1,500,000 shares of Common Stock in any calendar year.

Options. Optionees receive the right to purchase a specified number of shares of Common Stock at an option price and subject to such other terms and conditions as are specified in connection with the option grant. We may grant options at an exercise price less than, equal to or greater than the fair market value of the Common Stock on the date of grant; however, our current policy requires that options be granted with exercise prices equal to the fair market value of the Common Stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company. The Plan permits the Board to determine how optionees may pay the exercise price of their options, including by cash, check or in connection with a “cashless exercise” through a broker, by surrender to us of shares of Common Stock, by delivery to us of a promissory note or by any combination of the permitted forms of payment.

Under the Plan, “fair market value” is determined as of the last business day for which the prices or quotes discussed in this sentence are available on the date such option is granted and means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the closing price (on that date) of the Common Stock on the NASDAQ National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market. Current policy requires that “fair market value” be determined by the closing price of the Common Stock on the NASDAQ Global Market on the date that the option is granted. However, if the Common Stock is not publicly traded at the time an option is granted under the Plan, the “fair market value” shall be the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transaction negotiated at arms’ length.

In the event of a merger, consolidation, asset sale, liquidation or similar transaction resulting in a change of control of Sycamore, each outstanding option will immediately become fully exercisable with respect to the total number of shares subject to the option. However, an option would not so accelerate if the option is assumed or otherwise continued in full force by the successor entity, if the option is replaced with a cash incentive program of the successor corporation, which presents the spread at the time of the change of control on the shares which were not otherwise then exercisable, or if the acceleration of the option is subject to other limitations imposed on the date of grant. Notwithstanding the foregoing, the number of vested shares will, immediately prior to a change of control, be increased by the number of shares that would have become vested on the date 12 months following a change of control (six months for persons employed less than one year prior to the change of control). If, following a change of control, the successor corporation terminates the employee without cause, all of his or her options will become vested upon the termination of his or her employment.

Adjustments. The number of shares of our Common Stock covered by each outstanding option, the number of shares of our Common Stock that have been authorized for issuance under the Plan, but as to which no options have yet been granted or which have been returned to the Plan upon the cancellation or expiration of an option and the price per share of Common Stock covered by each such outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of our Common Stock resulting from a stock split, stock dividend, combination or recapitalization of our Common Stock or from any other increase or decrease in the number of issued shares of our Common Stock or a merger, consolidation, asset sale, liquidation or similar transaction resulting in a change of control of Sycamore effected without receipt of consideration by Sycamore. Such adjustment will be made by the Board, whose determination in that respect will be conclusive.

Transferability. Generally, no option is assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the lifetime of the optionee each option may be exercised only by the optionee.

Amendment and Termination. No award may be granted under the Plan after the tenth anniversary of the effective date of the Plan, but the vesting and effectiveness of awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the Plan, except that no award granted after an amendment of the Plan and designated as subject to Section 162(m) of the Internal Revenue Code by the Board will become exercisable, realizable or vested, to the extent such amendment was required to grant such award, unless and until such amendment is approved by our stockholders.

Taxation of Non-Qualified Stock Options. An optionee generally will not be taxed upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option exercise price. We will generally be entitled to a tax deduction at such time in the same amount that the optionee recognizes ordinary income.

If shares acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date that ordinary income was recognized with respect thereto will generally be taxable as long-term or short-term capital gain or loss, depending upon the length of time such shares were held by the optionee.

10. Information Concerning Sycamore

Our principal executive offices are located at 220 Mill Road, Chelmsford, Massachusetts 01824 U.S.A., and our telephone number is (978) 250-2900. Questions regarding this Offer should be directed to:

Beth Panfil	or	Alan Cormier
Stock Plan Administrator III Sycamore Networks, Inc. 220 Mill Road Chelmsford, Massachusetts 01824 (978) 250-2947		General Counsel Sycamore Networks, Inc. 220 Mill Road Chelmsford, Massachusetts 01824 (978) 250-2921

We incorporated under the laws of the State of Delaware on February 17, 1998 and shipped our first product in May 1999. We develop and market optical networking products and provide services associated with such products for telecommunications service providers worldwide. Our current and prospective customers include domestic and international wireline and wireless network service providers and government entities with private fiber networks. Our optical networking product portfolio includes fully integrated edge-to-core optical switching products, network management products and design and planning tools. We believe that our products enable network operators to efficiently and cost-effectively provision and manage optical network capacity to support a wide range of voice, video and data services.

On September 6, 2006, we acquired Eastern Research, Inc., an innovative provider of network access solutions for fixed line and mobile network operators worldwide. Eastern Research’s customers include fixed line service providers, wireless carriers, utility companies and government agencies. We believe that the addition of Eastern Research’s products, technology and talent positions us to diversify and increase our customer base, expand our addressable markets and broaden our customer offerings.

At the annual meeting of stockholders held on July 30, 2007, Sycamore’s stockholders elected a new director nominee, who was proposed by the Board of Directors, to replace current director Timothy A. Barrows, whose term expired at the meeting. Robert E. Donahue replaced Mr. Barrows as a Class I director and will serve until the annual meeting of stockholders relating to the fiscal year ended July 31, 2009 and until his successor is duly elected and qualified.

A summary of our financial information is included in Schedule B to this Offer to Exchange. The financial information included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2006 and our Quarterly Report on Form 10-Q for the quarter ended April 28, 2007 is incorporated herein by reference. Please see Section 17 of this Offer to Exchange, entitled “Additional Information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

We had a book value per share of $3.49 at April 28, 2007.1

11. Interests of Directors and Executive Officers; Transactions and Arrangements Concerning the Options.

A list of our directors and executive officers is attached to this Offer to Exchange as Schedule A. None of our current or former executive officers or members of our board of directors are eligible to participate in this Offer. We previously amended certain stock options, which were granted at less than the Fair Market Value of the underlying common stock on the applicable Measurement Dates, held by one of our current executive officers and one of our former executive officers on terms no more favorable to such persons than those contained in this Offer. Please see our Current Report on Form 8-K filed on January 4, 2007 and incorporated herein by reference for a further discussion of the amendment of those options of our current executive officer.

As of July 31, 2007, our executive officers (4 persons) as a group held options unexercised and outstanding under the Plan to purchase a total of 2,750,000 of our shares of Common Stock, which represented approximately 16.41% of the shares subject to all options outstanding under the Plan as of that date. Our non-employee directors are not granted options to purchase shares of our Common Stock under the Plan. Options to purchase shares of the Common Stock are granted to non-employee directors under the 1999 Non-Employee Directors’ Option Plan.

The following table below sets forth the beneficial ownership of each of our executive officers of options under the Plan outstanding as of July 31, 2007. The percentages below are based upon the total number of outstanding options under the Plan.

Name	Number of Shares of Common Stock Underlying Unexercised Options Under the Plan	Number of Shares of Common Stock Underlying Unexercised Eligible Options Under the Plan	Percentage of Total Options Outstanding Under the Plan (%)
Alan R. Cormier	50,000	0	0.30%
Richard J. Gaynor	1,000,000	0	6.07%
Kevin J. Oye	1,200,000	0	7.29%
John B. Scully	500,000	0	3.04%
All executive officers as a group	2,750,000	0	16.70%

As of July 31, 2007, there were outstanding options to purchase 16,464,441 shares of our Common Stock under the Plan. No executive officers or directors currently hold Eligible Options. The Eligible Option Holders hold Eligible Options to purchase 1,198,942 shares of our Common Stock under the Plan.

Neither we, nor, to the best of our knowledge, any of our directors or executive officers, nor any affiliates of ours, were engaged in transactions involving options to purchase our Common Stock under the Plan during the 60 days before and including July 31, 2007.

[1]	Book value per share is computed by dividing total stockholders' equity by the number of shares outstanding at April 28, 2007.

12. Status of Options Acquired by Us in the Offer; Accounting Consequences of the Offer.

Eligible Options validly elected to be exchanged and accepted by us in this Offer will be exchanged for New Options and the related cash payments on the New Option Grant Date, but following the Expiration Time (currently expected to be August 31, 2007 at 5.00 p.m., Boston, Massachusetts time). The New Options will have a new exercise price per share from the Eligible Options they replace equal to the Fair Market Value per share of our Common Stock on the applicable Measurement Dates for such options, as determined by us for accounting and tax purposes, as set forth in the related Election Form, which included with this Offer to Exchange. The terms and provisions of each New Option resulting from the acceptance of this Offer will not differ from the terms and provisions in effect for the Eligible Option it replaces at the time of acceptance, except for the increased exercise price. All Eligible Options not exchanged pursuant to this Offer will continue to remain outstanding options under the Plan.

Eligible Options that we acquire through this Offer will be cancelled, and the shares subject to those options will be returned to the pool of shares available for grants of new awards under our 1999 Stock Incentive Plan, as amended. To the extent shares returning to the Plan are not issued upon the exercise of the New Options to be granted in connection with the Offer, the shares will be available for future awards to employees and other eligible Plan participants, respectively, without further shareholder action, except as required by applicable law or the rules of the NASDAQ Global Market or any other securities quotation system or any stock exchange on which our shares are then quoted or listed.

We intend to account for the grant of New Options and the related cash payments as a modification of the Eligible Options for which they are exchanged pursuant to Statement of Financial Standards Accounting Standards No. 123(R)—Share-Based Payment (“SFAS No. 123R”). In accordance with SFAS No. 123R, we intend to record as incremental compensation expense the excess of the fair value of the New Option and related cash payment over the fair value of the Eligible Option you elect to exchange pursuant to this Offer. This incremental compensation expense will be recognized immediately to the extent the New Option issued in exchange such Eligible Option is vested as of the New Option Grant Date and will be amortized over the remaining vesting period to the extent the New Option is not yet vested as of the New Option Grant Date, which is expected to be the same date as the Expiration Date. We intend to pay any amount due under this Offer from cash flows from operating activities as those activities are described in our Annual Report on Form 10-K for the Fiscal year ended July 31, 2006 and in our Quarterly Report on Form 10-Q for the quarter ended April 28, 2007, each of which is incorporated by reference into the Schedule TO of which this Offer to Exchange comprises a part. See Section 17—“Additional Information.”

13. Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of Eligible Options, issuance of New Options or the payments of cash as contemplated by this Offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any NASDAQ listing requirements that would be required for the exchange of Eligible Options, issuance of New Options or the payment of the cash as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation to exchange Eligible Options that have been elected for exchange is subject to the conditions described in Section 7 of this Offer to Exchange.

If we are prohibited by applicable laws or regulations from granting New Options on the New Option Grant Date, we will not grant any New Options. We are unaware of any such prohibitions at this time and we will use reasonable efforts to effect the grant, but if the grant is prohibited on the New Option Grant Date, we will not grant any New Options, you will not receive any other benefit for the Eligible Options you elect to exchange and your Eligible Options will not be accepted for exchange.

14. Material U.S. Income Tax Consequences.

The following is a general summary of the material U.S. federal income tax consequences applicable to the exchange of the Eligible Options and the cash payments. Foreign, state and local tax consequences are not addressed.

If You Participate in this Offer.

As a result of your participation in this Offer, you may avoid potentially adverse federal tax consequences associated with your Eligible Options. Please read this section carefully, as well as the following section summarizing the potential tax consequences to you if you decide not to exchange your Eligible Options.

Acceptance of Offer. If you accept this Offer with respect to an Eligible Option, you will not recognize any taxable income with respect to such Eligible Option for U.S. federal income tax purposes at the time of your acceptance.

New Options. If you are an Eligible Option Holder who exchanges outstanding Eligible Options for New Options, you should not be required to recognize income for U.S. federal income tax purposes with respect to your New Options at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange.

Exercise of New Options. If you exchange Eligible Options under this Offer, your New Options will be non-qualified stock options of the same type (for U.S. tax purposes) as the Eligible Options which they replace. Your New Options will continue to be taxable as non-qualified stock options for U.S. federal income tax purposes. Accordingly, upon each exercise of your New Options, you will recognize immediate taxable ordinary income equal to the excess of (i) the Fair Market Value of the purchased shares at the time of exercise over (ii) the exercise price paid for those shares, and we must collect the applicable withholding taxes with respect to such income.

Sale of Acquired Shares. The subsequent sale of the shares acquired upon the exercise of your New Option will give rise to a capital gain to the extent the amount realized upon that sale exceeds the sum of (i) the exercise price paid for the shares plus (ii) the taxable income recognized in connection with the exercise of your New Option for those shares. A capital loss will result to the extent the amount realized upon such sale is less than such sum. The gain or loss will be long-term if the shares are not sold until more than one (1) year after the date the New Option is exercised to acquire those shares.

Cash Bonus. The cash payment will constitute wages for tax withholding purposes. Accordingly, we must withhold all applicable federal, state and local income and employment withholding taxes as well as all applicable foreign taxes and other payments required to be withheld with respect to such payment, and you will receive only the portion of the payment remaining after those taxes have been withheld.

State and Local Taxation. You should be aware that state or local tax laws may apply to you as a result of your receipt, vesting or exercise of an option grant and/or your participation in this Offer. You should be certain to consult your personal tax advisors to discuss these potential consequences.

Foreign Taxation. If you are subject to the tax laws in more than one jurisdiction, you should be aware that tax consequences of more than one country may apply to you as a result of your receipt, vesting or exercise of an option grant and/or your participation in this Offer. You should be certain to consult your personal tax advisors to discuss these consequences.

WE RECOMMEND THAT YOU CONSULT YOUR OWN PERSONAL FINANCIAL, TAX AND/OR LEGAL ADVISORS WITH RESPECT TO THE FOREIGN AND U.S. FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN THIS OFFER.

If You Do Not Participate in this Offer.

Your decision not to exchange your Eligible Options in this Offer could result in potentially adverse federal tax consequences to you. Please read this section carefully and talk to your personal financial, tax and/or legal advisors regarding your decision about participation in this Offer.

As a result of participation in this Offer, you may avoid potentially adverse federal tax consequences associated with your Eligible Options. The U.S. Treasury Department regulations issued under Section 409A provide that stock options that vest after December 31, 2004 that were issued with an exercise price less than the Fair Market Value of the underlying stock on the applicable Measurement Dates for such options (i.e., granted at a discount) generally are deferred compensation that is not compliant with Section 409A and will result in income recognition by the optionee prior to exercise, an additional 20% income tax, and potential interest charges. We expect the Internal Revenue Service would take the position that the Eligible Options were granted at prices less than the Fair Market Value on the applicable Measurement Dates for such options and, therefore, if not exchanged would subject the optionees to income recognition before the options are exercised and the additional tax. Although the regulations issued under Section 409A do not yet address the calculation or timing of amounts required to be included in income under Section 409A, the U.S. Treasury Department and Internal Revenue Service provided interim guidance that makes it likely that an Eligible Option Holder will recognize an amount of income equal to the excess, if any, of the Fair Market Value of the underlying stock over the exercise price of the option on December 31 of the year in which the option vests (or, if later, at the end of the transition period available for exchanging options to comply with Section 409A) and will recognize additional income in each subsequent tax year equal to any further increase in the value of the underlying stock. Such recognized income will be subject to regular income tax, an additional 20% federal tax and other charges before (and regardless of whether) the option is exercised. In addition, Section 409A provides that any interest obligation to the IRS that may result from underpayment of these additional taxes will be determined at the rate that normally applies to tax underpayments plus an additional one percent.

You may also be subject to taxation under the tax laws of state, local and foreign jurisdictions to which you are also subject.

WE RECOMMEND THAT YOU CONSULT YOUR OWN PERSONAL, FINANCIAL, TAX AND/OR LEGAL ADVISORS WITH RESPECT TO THE FOREIGN AND U.S. FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN THIS OFFER.

15. Extension of Offer; Termination; Amendment.

We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which this Offer is open and delay the acceptance of any Eligible Options for exchange. If we elect to extend the Offer Period, we will give you written notice of the extension and delay via e-mail or by making a public announcement, as described below. If we extend the Expiration Time, we will also extend your right to withdraw your election to exchange your Eligible Options until such extended Expiration Time. In the case of an extension, we will send you an e-mail or other communication no later than 8:00 a.m., Boston, Massachusetts time, on the next U.S. business day after the previously scheduled Expiration Time.

We also reserve the right, in our reasonable judgment, before the Expiration Time to terminate or amend this Offer and to postpone the Expiration Time (resulting in a delay of our acceptance and exchange of any Eligible Options elected to be exchanged) if any of the events listed in Section 7 of this Offer to Exchange occurs, by giving written notice of the amendment, termination or postponement to you via e-mail or by making a public announcement of the amendment, termination or postponement, no longer than 8:00 a.m., Boston, Massachusetts time, on the next U.S. business day following the day we change, terminate, or postpone this Offer. Our reservation of the right to delay our acceptance and exchange of the Eligible Options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act.

Subject to compliance with applicable law, we further reserve the right, before the Expiration Time, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend this Offer in any respect, including by decreasing or increasing the consideration offered by us in this Offer to Eligible Option Holders or by decreasing or increasing the number of Eligible Options being sought in this Offer. As a reminder, if a particular Eligible Option expires or is exercised after commencement, but before Cancellation Date, that particular option is no longer eligible for exchange. Therefore, if we extend this Offer for any reason and if any option that was elected to be exchanged before the originally scheduled expiration of this Offer expires or is exercised after such originally scheduled Expiration Time, but before the actual Cancellation Date under the extended Offer, that option will not be eligible for exchange.

The minimum period during which this Offer will remain open following material changes in the terms of this Offer or in the information concerning this Offer, other than a change in the consideration being offered by us or a change in amount of Eligible Options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of Eligible Options being sought in this Offer or the consideration being offered by us for the Eligible Options in this Offer, this Offer will remain open for at least ten (10) U.S. business days from the date of notice of such modification. If any term of this Offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of Eligible Options, we will promptly disclose the amendments in a manner reasonably calculated to inform holders of Eligible Options of such amendment, and we will extend the Offer Period so that at least 5 U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.

For purposes of this Offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

16. Fees and Expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting Eligible Options to be exchanged through this Offer.

17. Additional Information.

This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your Eligible Options:

1.	Our Annual Report on Form 10-K for our fiscal year ended July 31, 2006, filed with the SEC on June 21, 2007;

2.	Our Definitive Proxy Statement on Schedule 14A relating to our Annual Meeting of Stockholders held on July 30, 2007, filed with the SEC on July 2, 2007;

3.	Our Quarterly Reports on Form 10-Q for our fiscal quarters ended October 28, 2006, January 27, 2007, and April 28, 2007, each filed with the SEC on July 19, 2007;

4.	Our Current Reports on Form 8-K filed with the SEC on January 4, 2007, February 27, 2007 and July 19, 2007 (other than the portions of these documents not deemed to be filed);

5.	Our Registration Statement on Form S-8 (File no. 333-52562) filed with the SEC on December 22, 2000;

6.	Our 1999 Stock Incentive Plan (filed as Exhibit 10.7 to Sycamore’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 28, 2001 filed with the SEC on June 12, 2001); and

7.	The description of our Common Stock contained in any registration statement on Form S-1 filed by us under the U.S. Securities Exchange Act of 1934, and any further amendment or report filed thereafter for the purpose of updating such description.

These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at Headquarters Office, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet site at www.sec.gov.

Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by writing to us at 220 Mill Road, Chelmsford, Massachusetts 01824 U.S.A., Attention: Beth Panfil or Alan Cormier, by telephoning Beth Panfil in the Sycamore Stock Plan Administration Department at (978) 250-2947 or Alan Cormier in the Sycamore Legal Department in the Sycamore Legal Department at (978) 250-2921, or by e-mailing TOAdmin@sycamorenet.com.

As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this Offer.

18. Financial statements.

Attached as Schedule B to this Offer to Exchange are our summary financial information for the nine months ending April 28, 2007 and April 29, 2006, and statements for our fiscal years ended July 31, 2006 and July 31, 2005. Our full financial statements as included in our Quarterly Report on Form 10-Q for the nine months ended April 28, 2007 filed with the SEC on July 19, 2007 and our Annual Report on Form 10-K for our fiscal year ended July 31, 2006, filed with the SEC on June 21, 2007 are incorporated by reference herein. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 17 of this Offer to Exchange.

19. Miscellaneous.

We are not aware of any jurisdiction where the making of this Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of this Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, this Offer will not be made to, nor will options be accepted from, the option holders residing in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange your Eligible Options through this Offer. You should rely only on the information contained in this Offer to Exchange and the documents to which you have been referred in this Offer to Exchange. We have not authorized anyone to give you any information or to make any representations in connection with the Offer other than the information and representations contained in this Offer to Exchange and in the related Offer Documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

SCHEDULE A

INFORMATION CONCERNING THE EXECUTIVE OFFICERS

AND DIRECTORS OF SYCAMORE NETWORKS, INC.

The directors and executive officers of Sycamore Networks, Inc. are set forth in the following table:

Name	Position and Offices Held

Gururaj Deshpande	Chairman of the Board of Directors

Daniel E. Smith	President, Chief Executive Officer and Director

Paul W. Chisholm	Director

Robert E. Donahue	Director

Paul J. Ferri	Director

John W. Gerdelman	Director

Richard J. Gaynor	Chief Financial Officer, Vice President, Finance and Administration, Treasurer and Assistant Secretary

John E. Dowling	Vice President, Operations

John B. Scully	Vice President, Worldwide Sales and Support

Kevin J. Oye	Vice President, Systems and Technology

Alan R. Cormier	General Counsel and Secretary

The address of each executive officer and director is: c/o Sycamore Networks, Inc., 220 Mill Road, Chelmsford, Massachusetts 01824 U.S.A.

Our executive officers and directors are not eligible to participate in this Offer.

A-1

SCHEDULE B

SUMMARY FINANCIAL INFORMATION

OF SYCAMORE NETWORKS, INC.

The summary financial information presented below should be read in conjunction with the consolidated audited financial statements included in Sycamore’s Annual Report on Form 10-K for the year ended July 31, 2006 and our consolidated unaudited financial statements included in our Quarterly Report on Form 10-Q for the period ended April 28, 2007, which are incorporated into this Offer to Exchange by reference. Our financial results for fiscal year ended July 31, 2005 have been restated as a result of our internal investigation into our stock option grant practices and related accounting discussed in footnote (a) to this Schedule of Summary Financial Information. (In thousands, except earnings per share amounts)

	Fiscal Year Ended		Nine Months Ended
	July 31, 2006	July 31, 2005	April 28, 2007	April 29, 2006
		(as restated)
Summary of consolidated statements of operations:
Net Sales	$87,395	$65,434	$118,008	$71,077
Income (loss) before income taxes	$20,218	$(29,853)	$(6,746)	$23,073
Net income (loss)	$19,388	$(29,916)	$(7,106)	$22,381
Income per common share from continuing operations—basic	$0.07	$(0.11)	$(0.03)	$0.08
Income per common share from continuing operations—diluted	$0.07	$(0.11)	$(0.03)	$0.08
Net income (loss) per share—basic	$0.07	$(0.11)	$(0.03)	$0.08
Net income (loss) per share—diluted	$0.07	$(0.11)	$(0.03)	$0.08

	July 31, 2006	July 31, 2005	April 28, 2007
		(as restated)
Summary of consolidated balance sheets:
Total current assets	$868,625	$972,180	$955,494
Property and Equipment, net	$7,824	$8,437	$18,599
Other assets	$141,603	$1,446	$59,398
Total current liabilities	$39,767	$40,934	$50,123
Non current liabilities	$2,579	$1,584	$6,102
Total shareholder’s equity	$975,706	$939,545	$977,266
Book Value Per Share (b)	$3.50	$3.40	$3.49

(a)	Our financial statements for the fiscal years ended July 31, 2005 and July 31, 2004 and related disclosures have been restated to reflect the effects of additional non-cash stock option expense in the amount of $215.3 million resulting from the findings of an independent investigation into the Sycamore’s stock option accounting. The investigation concluded that the originally recorded grant dates for a significant number of stock option awards were incorrect for stock option accounting purposes. The restatement in our Annual Report on Form 10-K for the year ended July 31, 2006 also reflects the restatement of “Selected Consolidated Financial Data” in Item 6 as of and for the fiscal years ended July 31, 2005, 2004, 2003 and 2002. Please see Note 3, “Restatement of Previously Issued Financial Statements” in Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended July 31, 2006, which is incorporated into this Offer to Exchange by reference.

(b)	Book value per share is computed by dividing total stockholders’ equity by the number of shares outstanding at July 31, 2006 and 2005 and April 28, 2007, respectively.

B-1

SCHEDULE C

FORM OF NEW STOCK OPTION AGREEMENT AND PROMISE TO MAKE CASH PAYMENT

[FIRST NAME LAST NAME]

[ADDRESS 1]

[ADDRESS 2]

[CITY, STATE ZIP]

SYCAMORE NETWORKS, INC.

OFFER TO EXCHANGE ELIGIBLE OPTIONS

FORM OF NEW STOCK OPTION AGREEMENT AND

PROMISE TO MAKE CASH PAYMENT

[DATE]

Dear [FIRST NAME],

You have elected to participate in the offer made by Sycamore to exchange your eligible options (as identified on the attached Schedule A) for new options with new exercise prices pursuant to the terms of the Offer to Exchange Eligible Options for New Options and Cash Payments, dated August 3, 2007 (the “Offer to Exchange”) and your signed Election Form. We have accepted your election with respect to the eligible options listed on the attached Schedule A and such options have been exchanged for new options (the “New Options”). These New Options, if already vested or once vested in accordance with the terms of grant, are exercisable at the new exercise prices as listed on the attached Schedule A.

In exchange for your agreement to exchange your outstanding eligible options for New Options with new exercise prices as indicated by your Election Form, Sycamore hereby promises to pay you a special cash payment in the amount described on Schedule A attached hereto. Any such payment will be paid, less applicable tax withholding, on or about your first regular payroll date in January 2008, but not before January 1, 2008. This payment is not subject to vesting.

Attached to this memorandum as Schedule B1 is a New Option Agreement for each of your New Options, which together with your Election Form evidences the exchange of your eligible options. To the extent not exchanged by this memorandum, your existing options will continue to be subject to the terms and conditions of the 1999 Stock Incentive Plan, as amended, under which the original options were granted.

This memorandum is subject to the terms and conditions of the offer as set forth in: (1) the Offer to Exchange; (2) the letter from Daniel E. Smith dated August 3, 2007; (3) the Election Form and (4) the Withdrawal Form (collectively, the “Offer Documents”), all of which are incorporated herein by reference. This memorandum and the Offer Documents reflect the entire agreement between you and Sycamore with respect to this transaction. This memorandum may be amended only by means of a writing signed by you and an authorized officer of Sycamore.

SYCAMORE NETWORKS, INC.

By:
Date:
Title:

[1]	Schedule B will consist of one of the three forms depending on the type of grant it replaces.

Schedule A

Personnel Grant Status	Sycamore Networks, Inc. Schedule A - Schedule of Exchanged Options and Cash Payments
Name:

The following is the schedule of your New Options:

Grant Date	1999 Stock Incentive Plan Option Grant Number	Total Number of Shares Originally Granted under the Option	Total Number of Shares Outstanding under the Option as of July 31, 2007	Number of Shares Subject to Portion Qualifying as Eligible Option	Exercise Price per Share Prior to Exchange	New Exercise Price Per Share Of New Options As Exchanged	Cash Payment

If you have questions about the above list, please direct them to Beth Panfil in the Sycamore Stock Plan Administration Department at (978) 250-2947 or Alan Cormier in the Sycamore Legal Department at (978) 250-2921.

Schedule B

New Hire Grant Version

Sycamore Networks, Inc.

1999 Stock Incentive Plan

Form of Non-Qualified Stock Option Agreement

«FirstName» «LastName»

«Address1»

«City», «State» «PostalCode»

Dear «FirstName»:

You have been granted a Non-Qualified Stock Option to purchase «NumberShares» shares of stock (an “Option”) under the Sycamore Networks, Inc. 1999 Stock Incentive Plan, as amended (the “Plan”), as outlined below. This Option is governed by and subject to the terms and conditions of the Plan and this Sycamore Networks, Inc. 1999 Stock Incentive Plan Non Qualified Stock Option Agreement (the “Agreement”). This Agreement replaces and supersedes your prior agreement dated [ •] and any other agreement, written or oral, with respect to your Options hereunder.

Optionee:	«FirstName» «LastName»

Grant Date:	«GrantDate»

Options Granted:	«NumberShares»

Exercise Price Per Share:	$«Price»

Expiration Date:	«ExpirationDate»

Initial Exercise Date:	«GrantDate», subject to the Unvested Share Repurchase Option set forth in paragraph 15 of the Plan.
Initial Vesting Date:	[One year after the Grant Date listed above, assuming no Change in Service][1]

If you have continued service with the Company through the dates indicated below, the Option will vest in the following installments:

Vesting Ratio*
Prior to Initial Vesting Date	0
On Initial Vesting Date, provided the Optionee’s service with the Company is continuous from the Grant Date until the Initial Vesting Date	20%

Plus

For each 3 months of the Optionee’s continuous service with the Company from the Initial Vesting Date	5%

*	Stated Vesting Ratio assumes no Change in Service as described in the Plan. Vesting Ratio will be adjusted in accordance with the Plan if there is a Change in Service.

In no event shall the Vesting Ratio exceed 1/1.

[1]	Vesting to conform to individual’s vesting schedule. Options will remain vested to the extent already vested.

Note: If there are any discrepancies in the name shown above, please contact Stock Administration. This Agreement will not be accepted with any modifications to its content or otherwise.

Schedule B

New Hire Grant Version

Sycamore Networks, Inc.

1999 Stock Incentive Plan

Form of Non-Qualified Stock Option Agreement

If you cease to provide services to the Company, no further installments of this Option shall vest and you will have 3 months following the date of such cessation of service during which to exercise any then outstanding and fully vested options, after which all options granted hereunder shall expire, except as otherwise provided for in the Plan and the Agreement in the event of a Change in Service. This Option is non-transferable, except as provided for in the Plan. If this Agreement is not executed and returned to Stock Administration within 90 days of the Grant Date, such Option shall be revoked in its entirety and all rights thereto shall become null and void.

SYCAMORE NETWORKS, INC.

By:
Title:	CFO, VP Finance & Administration

Agreement and Acknowledgement

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan and the Agreement. I further acknowledge receipt of a copy of the Plan and agree to comply with all of the terms and conditions of the Plan and the Agreement, including the Unvested Repurchase Option set forth in paragraph 15 of the Plan. I also agree to accept as binding, conclusive and final all decisions or interpretation of the Company Board of Directors upon any questions arising under this Option.

As a condition to the receipt of this Option, which is contingent upon my signing and returning this Agreement, I hereby agree that during the term of my employment by the Company or one of its subsidiaries and for a period of twelve (12) months thereafter, I shall not, directly or indirectly, without prior written consent of the Company or one of its subsidiaries, solicit or accept employment or be retained by any party who, at any time during the term of my employment, was a competitor or a client of the Company or any of its subsidiaries.

Signature:		Date:
«FirstName» «LastName»

Note: If there are any discrepancies in the name shown above, please contact Stock Administration. This Agreement will not be accepted with any modifications to its content or otherwise.

Schedule B

Performance Grant Version 1

For Employees with Less than One Year of Service

Sycamore Networks, Inc.

1999 Stock Incentive Plan

Form of Non-Qualified Stock Option Agreement

«FirstName» «LastName»

«Address1»

«City», «State» «PostalCode»

Dear «FirstName»:

You have been granted a Non-Qualified Stock Option to purchase «NumberShares» shares of stock (an “Option”) under the Sycamore Networks, Inc. 1999 Stock Incentive Plan, as amended (the “Plan”), as outlined below. This Option is governed by and subject to the terms and conditions of the Plan and this Sycamore Networks, Inc. 1999 Stock Incentive Plan Non Qualified Stock Option Agreement (the “Agreement”). This Agreement replaces and supersedes your prior agreement dated [ • ] and any other agreement, written or oral, with respect to your Options hereunder.

Optionee:	«FirstName» «LastName»
Grant Date:	«GrantDate»
Options Granted:	«NumberShares»
Exercise Price Per Share:	$«Price»
Expiration Date:	«ExpirationDate»
Initial Exercise Date:	«GrantDate», subject to the Unvested Share Repurchase Option set forth in paragraph 15 of the Plan.
Initial Vesting Date:	[One year after the Grant Date listed above, assuming no Change in Service][1]

If you have continued service with the Company through the dates indicated below, the Option will vest in the following installments:

Vesting Ratio*
Prior to Initial Vesting Date	0
On Initial Vesting Date, provided the Optionee’s service with the Company is continuous from the Grant Date until the Initial Vesting Date	«PercentageVest»%

Plus

For each 3 months of the Optionee’s continuous service with the Company from the Initial Vesting Date	5%

*	Stated Vesting Ratio assumes no Change in Service as described in the Plan. Vesting Ratio will be adjusted in accordance with the Plan if there is a Change in Service.

In no event shall the Vesting Ratio exceed 1/1.

[1]	Vesting to conform to individual’s vesting schedule. Options will remain vested to the extent already vested.

Note: If there are any discrepancies in the name shown above, please contact Stock Administration. This Agreement will not be accepted with any modifications to its content or otherwise.

Schedule B

Performance Grant Version 1

For Employees with Less than One Year of Service

Sycamore Networks, Inc.

1999 Stock Incentive Plan

Form of Non-Qualified Stock Option Agreement

If you cease to provide services to the Company, no further installments of this Option shall vest and you will have 3 months following the date of such cessation of service during which to exercise any then outstanding and fully vested options, after which all options granted hereunder shall expire, except as otherwise provided for in the Plan and the Agreement in the event of a Change in Service. This Option is non-transferable, except as provided for in the Plan. If this Agreement is not executed and returned to Stock Administration within 90 days of the Grant Date, such Option shall be revoked in its entirety and all rights thereto shall become null and void.

SYCAMORE NETWORKS, INC.

By:
Title:	CFO, VP Finance & Administration

Agreement and Acknowledgement

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan and the Agreement. I further acknowledge receipt of a copy of the Plan and agree to comply with all of the terms and conditions of the Plan and the Agreement, including the Unvested Repurchase Option set forth in paragraph 15 of the Plan. I also agree to accept as binding, conclusive and final all decisions or interpretation of the Company Board of Directors upon any questions arising under this Option.

As a condition to the receipt of this Option, which is contingent upon my signing and returning this Agreement, I hereby agree that during the term of my employment by the Company or one of its subsidiaries and for a period of twelve (12) months thereafter, I shall not, directly or indirectly, without prior written consent of the Company or one of its subsidiaries, solicit or accept employment or be retained by any party who, at any time during the term of my employment, was a competitor or a client of the Company or any of its subsidiaries.

Signature:		Date:
«FirstName» «LastName»

Note: If there are any discrepancies in the name shown above, please contact Stock Administration. This Agreement will not be accepted with any modifications to its content or otherwise.

Schedule B

Performance Grant Version 2

For Employees with At Least One Year of Service

Sycamore Networks, Inc.

1999 Stock Incentive Plan

Form of Non-Qualified Stock Option Agreement

«FirstName» «LastName»

«Address1»

«City», «State» «PostalCode»

Dear «FirstName»:

You have been granted a Non-Qualified Stock Option to purchase «NumberShares» shares of stock (an “Option”) under the Sycamore Networks, Inc. 1999 Stock Incentive Plan, as amended (the “Plan”), as outlined below. This Option is governed by and subject to the terms and conditions of the Plan and this Sycamore Networks, Inc. 1999 Stock Incentive Plan Non Qualified Stock Option Agreement (the “Agreement”). This Agreement replaces and supersedes your prior agreement dated [ • ] and any other agreement, written or oral, with respect to your Options hereunder.

Optionee:	«FirstName» «LastName»
Grant Date:	«GrantDate»
Options Granted:	«NumberShares»
Exercise Price Per Share:	$«Price»
Expiration Date:	«ExpirationDate»
Initial Exercise Date:	«GrantDate», subject to the Unvested Share Repurchase Option set forth in paragraph 15 of the Plan.
Initial Vesting Date:	[Three (3) months after the Grant Date listed above, assuming no Change in Service][5]

If you have continued service with the Company through the dates indicated below, the Option will vest in the following installments:

Vesting Ratio*
Prior to Initial Vesting Date	0
On Initial Vesting Date, provided the Optionee’s service with the Company is continuous from the Grant Date until the Initial Vesting Date	5%

Plus

For each 3 months of the Optionee’s continuous service with the Company from the Initial Vesting Date	5%

*	Stated Vesting Ratio assumes no Change in Service as described in the Plan. Vesting Ratio will be adjusted in accordance with the Plan if there is a Change in Service.

In no event shall the Vesting Ratio exceed 1/1.

[5]	Vesting to conform to individual’s vesting schedule. Options will remain vested to the extent already vested.

Schedule B

Performance Grant Version 2

For Employees with At Least One Year of Service

Sycamore Networks, Inc.

1999 Stock Incentive Plan

Form of Non-Qualified Stock Option Agreement

If you cease to provide services to the Company, no further installments of this Option shall vest and you will have 3 months following the date of such cessation of service during which to exercise any then outstanding and fully vested options, after which all options granted hereunder shall expire, except as otherwise provided for in the Plan and the Agreement in the event of a Change in Service. This Option is non-transferable, except as provided for in the Plan. If this Agreement is not executed and returned to Stock Administration within 90 days of the Grant Date, such Option shall be revoked in its entirety and all rights thereto shall become null and void.

SYCAMORE NETWORKS, INC.

By:
Title:	CFO, VP Finance & Administration

Agreement and Acknowledgement

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan and the Agreement. I further acknowledge receipt of a copy of the Plan and agree to comply with all of the terms and conditions of the Plan and the Agreement, including the Unvested Repurchase Option set forth in paragraph 15 of the Plan. I also agree to accept as binding, conclusive and final all decisions or interpretation of the Company Board of Directors upon any questions arising under this Option.

As a condition to the receipt of this Option, which is contingent upon my signing and returning this Agreement, I hereby agree that during the term of my employment by the Company or one of its subsidiaries and for a period of twelve (12) months thereafter, I shall not, directly or indirectly, without prior written consent of the Company or one of its subsidiaries, solicit or accept employment or be retained by any party who, at any time during the term of my employment, was a competitor or a client of the Company or any of its subsidiaries.

Signature:		Date:
«FirstName» «LastName»